EXHIBIT 10.39

***  Text Omitted and Filed Separately
Confidential Treatment Requested
AMENDED AND RESTATED CREDIT AGREEMENT
by and among
FOREST CITY RENTAL PROPERTIES CORPORATION
as Borrower
and
VARIOUS LENDING INSTITUTIONS
as Banks
and
KEYBANK NATIONAL ASSOCIATION
as Administrative Agent for the Banks
and
NATIONAL CITY BANK
as Syndication Agent for the Banks
and
BANK OF AMERICA, N.A. and
LASALLE BANK NATIONAL ASSOCIATION
as Co-Documentation Agents
Dated as of June 6, 2007

(i)

(ii)

(iii)

(iv)

EXHIBITS

A	COMMITMENTS
B	FORM OF GUARANTY
C	OUTSTANDING LETTERS OF CREDIT
D-1	FORM OF REVOLVING LOAN NOTE
D-2	FORM OF SWING LINE NOTE
E	FORM OF LETTER OF CREDIT REQUEST
F	FORM OF NOTICE OF BORROWING
G	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULES

2.03	AUTHORIZED FISCAL OFFICERS
7.14	POST-CLOSING ITEM
9.00	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
9.22	OUTSTANDING GUARANTEES
9.23	OUTSTANDING INDEBTEDNESS

(v)

AMENDED AND RESTATED CREDIT AGREEMENT
     Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “Agreement”), among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (hereinafter sometimes called the “Borrower”), the banking institutions from time to time party hereto (hereinafter sometimes collectively called the “Banks” and individually a “Bank”), KEYBANK NATIONAL ASSOCIATION, Cleveland, Ohio, as Administrative Agent for the Banks under this Agreement (the “Agent”), NATIONAL CITY BANK, Cleveland, Ohio, as Syndication Agent for the Banks under this Agreement (the “Syndication Agent”) and BANK OF AMERICA, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agents (the “Co-Documentation Agents”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Banks, the Agent, the Syndication Agent and the Co-Documentation Agents previously entered into a Credit Agreement, dated as of March 22, 2004 (as amended to the date hereof, the “2004 Credit Agreement”) and
     WHEREAS, the Borrower, the Banks, the Agents and the Co-Documentation Agents desire to amend and restate the 2004 Credit Agreement in its entirety and the Banks, the Agents and the Co-Documentation Agents are willing to do so upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, it is mutually agreed as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms shall have the following meanings:
     “Additional Bank” shall mean a financial institution that shall become a Bank hereunder during the Commitment Increase Period pursuant to Section 5.07(a) hereof.
     “Additional Bank Assumption Agreement” shall mean an assumption agreement in form and substance satisfactory to the Agent, entered into by any Additional Bank pursuant to Section 5.07(a) hereof, wherein an Additional Bank shall become a Bank hereunder.
     “Additional Bank Assumption Effective Date” shall have the meaning set forth in Section 5.07(a) hereof.
     “Additional Commitments” shall have the meaning set forth in Section 5.07(a) hereof.
     “Advantage” shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by any Bank in respect of the Borrower’s Debt to the Banks if such payment results in that Bank having a lesser share of the Borrower’s Debt to the Banks, than was the case immediately before such payment.

     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means KeyBank National Association, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
     “Agents” means collectively, the Agent and the Syndication Agent.
     “Agreement” means this Credit Agreement as the same may be from time to time amended, supplemented, modified, extended and/or restated.
     “Anti-Terrorism Law” shall mean the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.
     “Authorized Fiscal Officer” shall have the meaning set forth in Section 2.03(b) hereof.
     “Base Rate” shall mean a rate per annum equal to the greater of (a) that interest rate established from time to time by the Agent at its principal office as the Agent’s prime rate, whether or not such rate is publicly announced or (b) the Federal Funds Effective Rate plus 1/2 of 1% (.50%) per annum. The prime rate may be other than the lowest interest rate charged by the Agent for commercial or other extensions of credit.
     “Base Rate Option” means interest determined pursuant to Section 4.01(c) and related provisions hereof.
     “Board of Directors” shall mean either the board of directors of the Parent or any duly constituted committee thereof.
     “Borrower” means Forest City Rental Properties Corporation, an Ohio corporation.
     “Capital Stock” of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or other equity participations or interests including, without limitation, partnership interests, whether general or limited, and membership interests, whether of managing or non-managing members, of such Person.
     “Change of Management Event” shall be deemed to have occurred at such time as any two (2) of James A. Ratner, Charles A. Ratner, Ronald A. Ratner and Albert B. Ratner become unable or cease to hold the respective positions held by such persons on the date of this Agreement, with all the responsibilities normally associated with such positions, provided, that, no Change of Management Event shall be deemed to have occurred if within one hundred twenty (120) days the Borrower shall have obtained the reasonable approval of the Required Banks, in their sole discretion, of one or more additional executives, such that the remaining and new management executives as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a company engaged in the operation of a multi-asset real estate business of the type engaged in by the Borrower.
     “Change of Ownership Event” shall be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Exchange Act or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Voting Stock of the Parent; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Parent such that such nominees, when added to any existing director remaining on the Board of Directors of the Parent after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Parent; or (c) the Permitted Holders referenced in clause (i) of the definition of “Permitted Holder” shall cease to own at least 51% of the aggregate issued and outstanding shares of the Voting Stock of the Parent; or (d) the Parent shall cease to own at least one hundred percent (100%) on a fully diluted basis, of the economic and voting interests of the Borrower.
     “Cleveland Banking Day” shall mean a day on which the main office of the Agent is open for the transaction of business.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
     “Commitment” shall mean the obligation of each Bank, during the applicable Commitment Period, to make Revolving Loans and to participate in Swing Loans, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the column headed “Maximum Amount” on Exhibit A attached hereto (as such Exhibit A may be amended or otherwise modified from time to time pursuant to Section 5.07(a) or Section 13.08(a) hereof), or such lesser amount as shall be determined pursuant to Section 5.07(b) hereof.
     “Commitment Increase Period” shall mean the period from the Restatement Effective Date to the day prior to the Termination Date.
     “Commitment Period” shall mean (a) with respect to the Banks other than the Additional Banks, and with respect to the Restatement Effective Date Commitment Amount, the period from the Restatement Effective Date until the Termination Date and (b) with respect to each Additional Bank and each Bank with an Additional Commitment, if any, the period from the Additional Bank Assumption Effective Date applicable to such Additional Bank or such Bank with an Additional Commitment until the Termination Date.
     “Common Stock” of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution, or winding up of such Person, to shares of Capital Stock or any other class of stock of such Person.

     “Completion Guaranty” shall mean any guarantee of performance by the Borrower or the Parent, as applicable, that construction of a real estate project will be completed in accordance with applicable plans and specifications and that all costs associated with such completion will be paid, provided, that such costs may include an interest reserve only through completion of the project and not through stabilization of such project.
     “Consideration” shall have the meaning set forth in the definition of Multi-Asset Acquisition.
     “Contingent Obligation” shall mean, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or otherwise; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
     “Controlled Group” shall mean a controlled group of corporations as defined in Section 1563 of the Code, of which the Borrower or any Subsidiary of the Borrower is a part.
     “Cross-Collateralize” with respect to any Person, shall mean (a) the granting of a Lien by such Person on all or a portion of the assets of such Person to secure Indebtedness owing by such Person to a lender and the granting of a Lien by such Person on the same group of assets to secure Indebtedness owing by such Person to (i) the same lender under a different agreement, note or other instrument or (ii) one or more other lenders, or (b) the granting of a Lien by such Person on more than one asset of such Person to secure Indebtedness owing by such Person to one or more lenders under one agreement, note or other instrument or (c) the granting of a Lien by such Person on all or a portion of its assets to secure Indebtedness owing by another Person.
     “Debt” shall mean, collectively, all Indebtedness incurred by the Borrower to the Banks pursuant to this Agreement, including, but not limited to, the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the stated amounts of all letters of credit issued by the Agent or the Banks hereunder, and the fees and any prepayment premium payable hereunder.
     “Debt Service Coverage Ratio” shall mean, for any Test Period, the ratio of (i) Net Operating Income to (ii) the sum of (W) all scheduled principal payments (excluding balloon payments) on non-recourse mortgage Indebtedness of the Borrower and its Subsidiaries, plus (X) all interest payments on such non-recourse mortgage Indebtedness, minus (Y) non-cash interest expense accrued but not currently payable, up to a maximum of Five Million Dollars ($5,000,000), excluding non-cash interest expense accrued with respect to Indebtedness owing by the Borrower and its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing, minus (Z) non-cash interest expense accrued but not currently payable solely with respect to Indebtedness owing by the Borrower and its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing.

     “Distributions” shall have the meaning set forth in Section 8.14A hereof.
     “Dividends” shall mean all dividends (in cash or otherwise) declared and/or paid, capital returned, and other distributions of any kind made on or in respect of any share of Capital Stock outstanding at any time.
     “Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business within the United States.
     “Draw” shall have the meaning set forth in Section 3.01(b) hereof.
     “80% FCCC Loans” shall have the meaning set forth in Section 8.15(b)(viii) hereof.
     “Environmental Laws” shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, now or hereafter in effect, and in each case as amended, concerning or relating to health, safety and protection of, or regulation of the discharge of substances into, the environment.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.
     “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, the Parent or any Subsidiary of the Borrower or any Subsidiary of the Parent would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) or (o) of the Code.
     “Event of Default” shall have the meaning set forth in Article X hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor provision thereto.
     “FCCC” shall mean Forest City Capital Corporation, an Ohio corporation and a wholly-owned Subsidiary of the Borrower.
     “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Cleveland, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.
     “Fiscal Quarterly Date” shall mean each of January 31, April 30, July 31 and October 31.

     “GAAP” shall mean generally accepted accounting principles in the United States of America, in effect from time to time.
     “Guaranty” means the Amended and Restated Guaranty of Payment of Debt issued by the Parent to the Agents, the Co-Documentation Agents and the Banks, in substantially the form and substance of Exhibit B attached hereto, as such Guaranty may be from time to time, amended, restated or otherwise modified in accordance with the terms of this Agreement and the Guaranty.
     “Guaranty Default” shall mean any one or more of the events constituting defaults under Section 10 of the Guaranty.
     “Hedge Agreement” shall mean any non-fully paid derivative, such as interest rate swaps or collar agreements or other similar agreements or arrangements designed to hedge the position of a Person with respect to interest rates, excluding (a) any such agreements as to which all of the obligations of such Person are paid or payable within twelve (12) months of the date such agreement is entered into by such Person and (b) Total Rate of Return Swaps.
     “Indebtedness” shall mean, with respect to any Person at the time of any determination, without duplication, all obligations of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all written obligations of such Person to maintain working capital, equity capital or other financial statement condition of another Person so as to enable such other Person to pay its Indebtedness or otherwise to protect the holder of such Indebtedness against loss in respect thereof, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of Hedge Agreements and Total Rate of Return Swaps, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, and, without duplication, all drafts drawn thereunder, and (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, provided, that, Indebtedness shall not include (i) any obligations incurred as a result of fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in commercial mortgage loan transactions, and (ii) trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business and that is due and payable less than twelve (12) months after the date such debt was incurred.
     “Indenture” shall mean the indenture dated as of May 19, 2003, between the Parent and The Bank of New York, as indenture trustee and relating to the Senior Notes.
     “Indemnity Agreement” shall mean any indemnity agreement, in form and substance satisfactory to the Agents and the Banks, by and between the Parent and a Surety, and as each such Indemnity Agreement may be amended, restated or otherwise modified.

     “Indicated Spread” shall have the meaning set forth in Section 4.01(d) hereof.
     “Interest Adjustment Date” shall mean the last day of each Interest Period.
     “Interest Period” shall mean a period of one, two, three, six or nine months or one year (as selected by the Borrower) commencing on the applicable borrowing or conversion date of each Loan subject to the LIBOR Rate Option and on the date that is one London Banking Day after each Interest Adjustment Date occurring thereafter with respect thereto; provided, that if any such Interest Period would be affected by a reduction in the Total Revolving Loan Commitments as provided in Section 5.07(b) hereof, prepayment rights as provided in Section 5.05 hereof or the maturity of the Loans as provided in Section 2.06 hereof, such Interest Period shall, without affecting the Borrower’s obligations, if any, to pay to the Banks, the prepayment premium set forth in Section 5.05 hereof, be shortened to end on the date of such reduction, prepayment or maturity. Notwithstanding anything to the contrary contained above:
     (i) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last London Banking Day of such calendar month;
     (ii) if any Interest Period would otherwise expire on a day which is not a London Banking Day, such Interest Period shall expire on the next succeeding London Banking Day, provided, that if any Interest Period would otherwise expire on a day which is not a London Banking Day but is a day of the month after which no further London Banking Day occurs in such month, such Interest Period shall expire on the next preceding London Banking Day;
     (iii) no Interest Period may be selected at any time that an Event of Default has occurred and is continuing;
     (iv) no Interest Period may be selected if it would extend beyond the scheduled maturity date or principal repayment date(s) of the Loans to which it would apply; and
     (v) no Interest Period may be selected if it would extend beyond the Termination Date.
     “Last Libor” shall have the meaning set forth in Section 5.05(b) hereof.
     “LC Obligations” shall mean the aggregate amount of all possible drawings under all letters of credit issued pursuant to Section 3.01 hereof and all letters of credit identified on Schedule 3.01 hereof (which are letters of credit issued under the 2004 Credit Agreement that remain outstanding on the date hereof), plus all amounts drawn under any of such letters of credit and not reimbursed.
     “LIBOR” shall mean the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in United States dollars for the relevant Interest Period and in the amount of the principal of the Loans to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Reference Banks by prime banks in any Eurodollar market reasonably selected by the Reference Banks, determined as of 11:00 a.m. London time (or as soon thereafter as practicable), two (2) London Banking Days prior to the beginning of the relevant Interest Period. In the event one or more of the Reference Banks fail to furnish its quote of any rate required herein, such rate shall be determined on the basis of the quote or quotes of the remaining Reference Bank or Banks.
     “LIBOR Rate Option” means interest determined pursuant to Section 4.01(b) and related provisions hereof.
     “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any similar notice or recording statute, and any lease having substantially the same effect as any of the foregoing).
     “Loan” means a Revolving Loan or a Swing Loan.
     “London Banking Day” shall mean a day on which banks are open for business in London, England, and quoting deposit rates for dollar deposits.
     “Mandatory Request” shall have the meaning set forth in Section 2.07(b) hereof.
     “Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, assets, liabilities, or condition (financial or otherwise) of the Borrower or the Parent or (b) a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of the Borrower or the Parent to perform its respective obligations to the Banks or the Agents under this Agreement, the Notes, the Guaranty or the Related Writings.
     “Maximum Swing Line Amount” shall mean Forty Million Dollars ($40,000,000).
     “Measured Credit Risk” shall mean the product of (i) the notional amount of a Hedge Agreement entered into or guaranteed by the Parent, the Borrower, FCCC, or any other Subsidiary of the Borrower (other than a SPE Subsidiary) in each case with any Person other than a Bank that has a remaining period to maturity of greater than twelve (12) months, times (ii) the number of years remaining to maturity of such Hedge Agreement, times (iii) 1.25%.
     “Multi-Asset Acquisition” shall mean any transaction or series of related transactions entered into by one or more Subsidiaries of the Borrower for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business unit or division of any Person, or two or more unrelated assets of any Person (that is, assets other than those consisting of a single identifiable project) (in each case other than an Affiliate of the Borrower), (ii) the acquisition of in excess of 50% of the stock (or other equity interest) of any Person, or (iii) the acquisition of another Person by a merger or consolidation or any other combination with such Person; where the total Consideration paid by any such Subsidiary in each such acquisition (or series of related acquisitions) does not exceed $200,000,000 and where the aggregate of the Consideration paid by all Subsidiaries of the Borrower in all such acquisitions does not exceed $800,000,000. For purposes of this definition, “Consideration” shall mean all consideration paid by the acquiring Subsidiary, including all borrowed funds, cash, the issuance of securities or notes and the assumption or incurring of liabilities (direct and contingent).
     “Net Operating Income” shall mean for any relevant period, the excess of the Borrower’s revenues over the Borrower’s operating expenses, in each case, as determined in accordance with the Pro Rata Consolidation Method. For purposes of this definition, Net Operating Income (a) shall not include any gains or losses from the sale of income producing real property, other than gains or losses obtained from the sale of net outlot parcels to a total maximum aggregate amount of $20,000,000 for the immediately preceding four consecutive quarters and (b) shall include adjustments for cash flow of properties pursuant to which the Borrower is receiving a preferred return over and above its ownership percentage in such properties.
     “Non-Affiliate Construction Project” shall mean any real property and all improvements to be constructed thereon (collectively, the “Non-Affiliate Property”) (a) with respect to which the Borrower or a Subsidiary of the Borrower, as the case may be, (i) may make a Permitted Non-Affiliate Loan, and (ii) is the developer pursuant to an agreement with a Non-Affiliated Entity as owner of the Non-Affiliate Property; and (b) with respect to which the Borrower or an Affiliate of the Borrower, as the case may be, holds an irrevocable option from either the Non-Affiliated Entity or the parent of the Non-Affiliated Entity to acquire, respectively, either (i) the Non-Affiliate Property, or (ii) all of the equity interests in and to such Non-Affiliated Entity owned by the parent of the Non-Affiliated Entity.
     “Non-Affiliated Entity” shall mean any Person that is not an Affiliate of the Borrower and that is wholly-owned by another Person.
     “Note” or “Notes” shall mean (a) a Revolving Loan Note or (b) a Swing Line Note, as the context may require.
     “Notice of Borrowing” shall have the meaning set forth in Section 5.01(a) hereof.
     “Parent” means Forest City Enterprises, Inc., an Ohio corporation.
     “Payment Default” shall mean any failure by the Borrower or the Parent to make payment of principal, interest, or any other fees or expenses due, whether at maturity or by acceleration, under this Agreement or the Guaranty.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
     “Permitted Debt” shall have the meaning set forth in Section 8.04 hereof.
     “Permitted Distributions” shall have the meaning set forth in Section 8.14A hereof.
     “Permitted Holder” shall mean (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS Limited Partnership and any general partner or limited partner thereof and any Person (other than a creditor) that upon the dissolution or winding up of RMS Limited Partnership receives a distribution of Capital Stock of the Parent, (iii) any group (as defined in Section 13(d) of the Exchange Act) of two or more Persons or entities that are specified in the immediately preceding clauses (i) and (ii), and (iv) any successive recombination of the Persons or groups that are specified in the immediately preceding clauses (i), (ii) and (iii).
     “Permitted Non-Affiliate Loan” shall mean a loan by the Borrower or any Subsidiary of the Borrower to a Non-Affiliated Entity for the purposes of (a) purchasing or otherwise acquiring a Non-Affiliate Property or (b) paying construction costs, in each case, in connection with a Non-Affiliate Construction Project.
     “Permitted Non-Affiliate Loan Reserve” shall mean, as of any date of determination, an amount equal to (a) twenty percent (20%) multiplied by (b) the amount, if any, by which the aggregate amount of gain deferred for federal income tax purposes on the consolidated return of the Parent and its Subsidiaries in connection with all Non-Affiliate Construction Projects, for the three year period ending on such determination date, exceeds Seventy-Five Million Dollars ($75,000,000).
     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, governmental or political subdivision or an agency or instrumentality thereof.
     “Plan” shall mean any employee pension benefit plan subject to Title IV of ERISA, established or maintained by the Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which the Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.
     “Pledged Subsidiary” shall have the meaning set forth in Section 8.11(a) hereof.
     “Possible Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
     “Post Closing Items” shall have the meaning set forth in Section 7.14 hereof.
     “Prepayment LIBOR” shall have the meaning set forth in Section 5.05(b) hereof.
     “Prepayment Premium Rate” shall have the meaning set forth in Section 5.05(b) hereof.
     “Pro rata” when used with reference to the Banks means (unless the context otherwise clearly indicates) pro rata according to the unpaid principal amounts owing to the respective Banks under the Notes, or, if no principal is then owing to any Bank, according to the Commitment of the respective Bank.
     “Pro Rata Consolidation Method” shall mean the pro rata method of consolidation as opposed to the full consolidation method of accounting.

     “Puttable Note Hedge and Warrant Transactions” shall mean the purchased call option and warrant transactions that may be entered into from time to time by the Parent with respect to its common stock, in connection with the 2006 Puttable Senior Notes.
     “Reference Banks” shall mean KeyBank National Association and National City Bank.
     “Regulatory Change” shall mean, as to any Bank, any change in federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.
     “Related Person” of any Person shall mean any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of any class of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person), or (b) 5% or more of the combined voting power of the Voting Stock of such Person.
     “Related Writing” shall mean any Note, assignment, mortgage, security agreement, Subordination Agreement, guaranty agreement, financial statement, audit report, officer’s certificate or other writing furnished by the Borrower, the Parent or any of their respective officers to the Agents or the Banks pursuant to or otherwise in connection with this Agreement, including, but not limited to, the Guaranty.
     “Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.
     “Required Banks” means, at any time, Banks having at least 66 2/3% of the Total Revolving Loan Commitments or, if the Total Revolving Loan Commitments shall have been terminated, Banks holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount outstanding under the Notes (other than the Swing Line Notes).
     “Restatement Effective Date” shall mean the date on which all conditions precedent set forth in Article VI are satisfied or waived by the Agent and the Required Banks.
     “Restatement Effective Date Commitment Amount” shall mean $600,000,000.
     “Revolving Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure and (c) the LC Obligations outstanding.
     “Revolving Loan Note” shall mean a note or notes substantially in the form of Exhibit D-1 attached hereto, executed and delivered by the Borrower pursuant to Section 2.05, 5.07(a) or 13.08 hereof, as applicable, and as each such Note may be, from time to time, amended, restated or otherwise modified and all replacements therefor.
     “Revolving Loans” shall have the meaning set forth in Section 2.03(a).
     “Satisfaction Date” shall have the meaning set forth in Section 7.14 hereof.

     “Senior Notes” shall mean the 2003 Senior Notes, the 2004 Senior Notes and the 2005 Senior Notes.
     “Senior Officer” shall mean the chief executive officer, president or chief financial officer of either the Parent or the Borrower, as applicable.
     “SPE Subsidiary” means a Subsidiary of the Borrower whose sole assets consist of contiguous parcels of land, the improvements, if any, thereon, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets.
     “Subordination Agreement” means any subordination agreement in form and substance satisfactory to the Agents and the Banks entered into by a Surety in favor of the Agent for the benefit of the Banks, and as each such Subordination Agreement may, from time to time, be amended, restated or otherwise modified.
     “Subsidiary” of any Person shall mean and include (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, limited liability company, association (including business trusts) or other entity in which such Person directly or indirectly through Subsidiaries, has more than a fifty percent (50%) voting or equity interest at the time and (iii) any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of its parent in the parent’s consolidated financial statements.
     “Super Majority Banks” shall have the meaning set forth in Section 13.02 hereof.
     “Surety” means any surety or insurance company reasonably acceptable to the Agents.
     “Surety Bonds” means the bonds, undertakings and other like obligations executed by a Surety for the Parent subject to an Indemnity Agreement and a Subordination Agreement, in a maximum aggregate principal amount of $30,000,000 for all Sureties, provided, that this definition shall not include Performance Surety Bonds as defined in the Guaranty.
     “Swing Line” shall mean the credit facility established by the Swing Line Lenders for the Borrower in accordance with Section 2.07 hereof.
     “Swing Line Commitment” shall mean the commitment of each Swing Line Lender to make Swing Loans to the Borrower, on an equal basis, up to the Maximum Swing Line Amount.
     “Swing Line Exposure” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.
     “Swing Line Lenders” shall mean KeyBank National and National City Bank, as the holders of the Swing Line Commitment.

     “Swing Line Note” shall mean a note or notes substantially in the form of Exhibit D-2 attached hereto, executed and delivered by the Borrower pursuant to Section 2.07(d) hereof, and as each such note may be, from time to time, amended, restated or otherwise modified and replacements therefor.
     “Swing Loan” shall mean a loan granted to the Borrower by the Swing Line Lenders under the Swing Line.
     “Swing Loan Maturity Date” shall mean, with respect to any Swing Loan, the earlier of (a) three Cleveland Banking Days after the date such Swing Loan is made or (b) the Termination Date.
     “Syndication Agent” means National City Bank, in its capacity as syndication agent for the Banks hereunder, and its successors in such capacity.
     “Termination Date” means March 31, 2010, unless extended by the Banks pursuant to Section 5.08 of this Agreement, in which case the Termination Date shall be the date of the expiration of any such extension, or, if terminated earlier pursuant to Article XI of this Agreement, the Termination Date shall be the date of such earlier termination.
     “Test Period” shall mean each period of four consecutive fiscal quarters of the Parent or the Borrower, as applicable, in each case taken as one accounting period ended after the Restatement Effective Date.
     “Total Rate of Return Swap” shall mean a bilateral financial contract between a total rate of return payer (the legal owner of the reference asset) and a total rate of return receiver where the total rate of return payer pays the total return of a reference asset and receives a specified fixed or floating cash flow from the total rate of return receiver.
     “Total Revolving Loan Commitments” shall mean, as of any date of determination, the sum of the Commitments of each of the Banks.
     “2002 Credit Agreement” shall mean that certain Credit Agreement, dated as of March 5, 2002, as amended, by and among the Borrower, KeyBank National Association, National City Bank, The Huntington National Bank, First Merit Bank, Credit Lyonnais, Manufacturers and Traders Trust Company, U.S. Bank National Association, Fifth Third Bank, Fleet National Bank, LaSalle Bank, N.A. and The Provident Bank.
     “2003 Senior Notes” shall mean the senior notes of the Parent issued on May 19, 2003, pursuant to the Indenture, in an original aggregate principal amount of $300,000,000.
     “2004 Credit Agreement” shall have the meaning set forth in the recitals hereto.
     “2004 Senior Notes” shall mean the senior notes of the Parent issued on February 10, 2004, pursuant to the Indenture, in an aggregate principal amount of up to $100,000,000.
     “2005 Senior Notes” shall mean the senior notes of the Parent issued on or about January 25, 2005, pursuant to the Indenture, in an original aggregate principal amount of up to $150,000,000.

     “2006 Indenture” shall mean the indenture dated as of October 10, 2006, between the Parent and The Bank of New York Trust Company, N.A., as indenture trustee, relating to the 2006 Puttable Senior Notes.
     “2006 Puttable Senior Notes” shall mean the puttable equity-linked senior notes of the Parent issued on or about October 10, 2006, pursuant to the 2006 Indenture, in an original aggregate principal amount of up to $287,500,000.
     “Unfunded Current Liabilities” of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.
     “USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act).
     “Voting Stock” of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
     The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.
Accounting Principles
     Any accounting term not specifically defined in this Article I or elsewhere in the Agreement, shall have the meaning ascribed thereto by GAAP not inconsistent with the Borrower’s present accounting procedures, provided, that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, the financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or otherwise disclosed in writing by the Borrower to the Banks), provided, that (a) all computations determining compliance with Section 8.13, including definitions used therein, shall utilize accounting principles based on the Pro Rata Consolidation Method as opposed to the full consolidation method of accounting, (b) all computations determining compliance with Article VIII, including definitions used therein, shall exclude interest income received by the Borrower or any of its Subsidiaries with respect to loans made by the Borrower or such Subsidiary pursuant to Section 8.06(d) of this Agreement, unless such loans are funded with the proceeds from Revolving Loans or the Senior Notes and (c) such financial statements must also include a report (in the footnotes thereto or otherwise) of the financial results of the Borrower using accounting principles based on the Pro Rata Consolidation Method.
ARTICLE II
REVOLVING LOANS
     The Banks hereby establish a revolving loan facility pursuant to which Revolving Loans will be made to the Borrower, on and subject to the terms and conditions set forth in this Agreement.
     SECTION 2.01. AMOUNT OF THE REVOLVING LOAN FACILITY. The aggregate principal amount of the Revolving Loans plus the LC Obligations outstanding from time to time plus the Swing Line Exposure shall not exceed the Total Revolving Loan Commitments in effect at the time. No Bank shall be obligated to make any Revolving Loans, Swing Loans or issue any letter of credit if, after giving effect to such Revolving Loans, Swing Loans or LC Obligations, (a) such Bank’s Pro rata share of all Revolving Loans, Swing Loans and LC Obligations then outstanding would exceed such Bank’s Commitment or (b) the aggregate amount of all Revolving Loans, Swing Loans and LC Obligations then outstanding plus the Permitted Non-Affiliate Loan Reserve would exceed the Total Revolving Loan Commitments in effect at the time.
     SECTION 2.02. REVOLVING LOAN COMMITMENTS. All Revolving Loans under this Agreement shall be made by the Banks Pro rata on the basis of their Pro rata share of the Total Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.
     SECTION 2.03. REVOLVING LOANS. (a) Each Bank severally agrees, subject to the fulfillment of the terms and conditions of this Agreement, to make revolving loans (the “Revolving Loans”) to the Borrower from time to time during the applicable Commitment Period. Subject to the provisions of this Agreement, Loans may be repaid in whole or in part, and amounts so repaid may be reborrowed, but in no event shall the aggregate principal amount of each Bank’s Revolving Loans plus such Bank’s Pro rata share of the LC Obligations and outstanding Swing Loans (if a participant in Swing Loans pursuant to Section 2.07(c) hereof) exceed at any time the then Commitment of such Bank.
     (b) The requesting of a Loan in and of itself pursuant to a Notice of Borrowing constitutes a representation and warranty by the Borrower to the Banks and the Agents that the conditions specified in Section 5.01 hereof have been satisfied. Each oral request for a Revolving Loan (which request shall be promptly confirmed in writing as specified in Section 5.01 hereof) shall be made by a person authorized by the Borrower to do so and designated on Schedule 2.03, or as that Schedule may be amended from time to time in writing by the Borrower (each an “Authorized Fiscal Officer”), and the making of a Revolving Loan as provided herein shall conclusively establish the Borrower’s obligation to repay such Revolving Loan.

     (c) Immediately prior to the effectiveness of this Agreement, the outstanding principal balance of “Revolving Loans” under the 2004 Credit Agreement is $218,000,0000 and shall be deemed to be, and hereby is converted into, outstanding Revolving Loans hereunder.
     SECTION 2.04. PURPOSE OF THE REVOLVING LOANS. The proceeds of Revolving Loans shall be used by the Borrower to refinance existing Indebtedness, support ongoing projects, purchase real estate and for working capital purposes of the Borrower.
     SECTION 2.05. REVOLVING LOAN NOTES. (a) On the Restatement Effective Date, the Borrower shall execute and deliver to each of the Banks a Revolving Loan Note with all blanks appropriately completed in conformity herewith.
     (b) On each applicable Additional Bank Assumption Effective Date, the Borrower shall execute and deliver to each Additional Bank, a Revolving Loan Note with all blanks appropriately completed in conformity herewith.
     (c) The Revolving Loan Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of (A) such Bank and dated as of the Restatement Effective Date or (B) to an Additional Bank and dated as of the Additional Bank Assumption Effective Date applicable to such Additional Bank or (C) to a Bank with an Additional Commitment and dated as of the Additional Bank Assumption Effective Date applicable to such Bank with an Additional Commitment, in each case, as applicable, (iii) be in a stated principal amount equal to the Commitment of such Bank and payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Termination Date and (v) be entitled to the benefits of this Agreement and the other Related Writings. The Revolving Loan Notes shall be subject to the terms of this Agreement.
     (d) All Revolving Loan Notes issued under the 2004 Credit Agreement shall be deemed canceled as of the Restatement Effective Date and each Person party to the 2004 Credit Agreement in possession of a Revolving Loan Note issued thereunder shall promptly after the Restatement Effective Date return such Revolving Loan Note to the Borrower for cancellation.
     SECTION 2.06. REPAYMENT OF THE REVOLVING LOAN NOTES. The principal of the Revolving Loan Notes evidencing the Revolving Loans shall be due and payable in full on the Termination Date, unless such principal sums shall become due earlier in whole or in part by reason of the principal amount exceeding the Total Revolving Loan Commitments at any time in effect or pursuant to the provisions of Article XI hereof.
     SECTION 2.07 SWING LOANS. (a) Subject to and upon the terms and conditions of this Agreement, during the Commitment Period, each Swing Line Lender agrees to make a Swing Loan or Swing Loans to the Borrower in an amount equal to one-half (1/2) of the amount or amounts as the Borrower may from time to time request; provided, that the Borrower shall not request any Swing Loan if, after giving effect thereto (i) the aggregate outstanding principal amount of all Revolving Loans plus the Swing Line Exposure plus the LC Obligations then outstanding plus the Permitted Non-Affiliate Loan Reserve would exceed the Total Revolving Loan Commitments then in effect or (ii) the Swing Line Exposure would exceed the Maximum Swing Line Amount. Each Swing Loan shall bear interest at a per annum rate equal to the Federal Funds Effective Rate plus 195 basis points (for each day elapsed) and shall be due and payable on the Swing Loan Maturity Date applicable thereto. The Borrower shall not request that more than one (1) Swing Loan to each Swing Line Lender be outstanding at any time.
     (b) On any Cleveland Banking Day, the Swing Line Lenders may, in their sole discretion, give notice to the Banks and the Borrower that one or more of their outstanding Swing Loans shall be refinanced as a Revolving Loan; provided, that (i) each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 10.06 or 10.07 hereof or upon the exercise of any of the remedies provided in Section 11.01(b) or 11.02(b) hereof and (ii) no Swing Line Lender shall make such request without the other Swing Line Lender joining in such request. Such Revolving Loan initially shall bear interest based on the Base Rate Option. On the Cleveland Banking Day immediately following the date such notice has been given (or deemed given), the Borrower shall be deemed to have requested (the “Mandatory Request”) a Revolving Loan in the aggregate principal amount of the Swing Loans of each Swing Line Lender in accordance with Section 5.01 hereof (other than the requirement set forth in Section 5.01(a)(i)). Each Bank agrees to make a Revolving Loan in an amount equal to its Pro rata share of such Revolving Loan on the date of the Mandatory Request, subject to no conditions precedent whatsoever. Each Bank acknowledges and irrevocably agrees that such Bank’s obligation to make a Revolving Loan when required by this Section 2.07(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Possible Default or Event of Default or whether or not the agreements and conditions of Article V are then satisfied and that its payment to the Agent, for the respective accounts of the Swing Line Lenders, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Agent to apply the proceeds of any borrowing pursuant to this Section 2.07(b) to repay in full such Swing Loans.
     (c) If, for any reason, the Agent is unable to or, in the opinion of the Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.07(b), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and the Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action being necessary or required, each Swing Line Lender hereby agrees to grant to each Bank and each Bank hereby agrees to acquire from each Swing Line Lender, an individual participation interest in each Swing Loan in an amount equal to such Bank’s Pro rata share of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the benefit of each Swing Line Lender, such Bank’s Pro rata share of such Swing Loan. Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.07(c) is absolute and unconditional, and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Possible Default or Event of Default or whether or not the agreements and conditions of Article V are then satisfied and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this

Section 2.07(c) by wire transfer of immediately available funds, in the same manner as provided in Section 5.02 hereof with respect to Revolving Loans to be made by such Bank.
     (d) On the Restatement Effective Date, the Borrower shall execute and deliver to each Swing Line Lender, a Swing Line Note with all blanks appropriately completed in conformity herewith. The Swing Line Note issued to each Swing Line Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Swing Line Lender and dated as of the Restatement Effective Date, (iii) be in a stated principal amount equal to the Swing Line Commitment of such Swing Line Lender and payable in the principal amount of the Swing Loans evidenced thereby and (iv) be entitled to the benefits of this Agreement and the other Related Writings. The Swing Line Notes shall be subject to the terms of this Agreement.
     (e) The proceeds of Swing Loans shall be used by the Borrower for general working capital purposes of the Borrower.
     (f) All Swing Loans outstanding under the 2004 Credit Agreement that remain unpaid on the Restatement Effective Date shall be paid in full on the Restatement Effective Date.
     (g) All Swing Line Notes issued under the 2004 Credit Agreement shall be deemed canceled as of the Restatement Effective Date and each Person party to the 2004 Credit Agreement in possession of a Swing Line Note issued thereunder shall promptly after the Restatement Effective Date return such Swing Line Note to the Borrower for cancellation.
ARTICLE III
LETTERS OF CREDIT
     SECTION 3.01. LETTERS OF CREDIT. (a) The Banks agree to make available to the Borrower letters of credit, issued by the Agent, pursuant to their respective Commitments up to an aggregate amount at any one time outstanding of $100,000,000 minus the aggregate principal amount of all then outstanding Surety Bonds issued by a Surety on behalf of the Parent pursuant to an Indemnity Agreement. The availability of letters of credit will be subject to (i) the Agent being satisfied with the terms of the letter of credit, (ii) the Borrower’s executing and delivering such letter of credit and reimbursement agreements and related documents as required by the Agent, and (iii) the satisfaction of all conditions to the Borrower obtaining a Loan in the amount of the requested letter of credit. The Borrower shall pay a fee for each letter of credit to the Agent for the Pro rata benefit of the Banks, upon issuance of each letter of credit and, thereafter, upon the annual anniversary of the issuance of each such letter of credit remaining outstanding, in the amount of the Indicated Spread for Revolving Loans under the LIBOR Rate Option on the stated amount of the letter of credit; provided that, the Agent shall be entitled to .125% of such fee prior to the distribution of the balance of such fee Pro rata to the Banks. In addition, the Borrower shall pay to the Agent upon issuance of each letter of credit provided for under this Section 3.01 an issuance fee of $500 for the Agent’s services in issuing the letter of credit. No letter of credit shall be issued having an expiration date after the Termination Date. All letters of credit shall be in such form and substance as the Agent, the Banks and the Borrower agree. The Borrower shall not be entitled to obtain letters of credit from the Agent unless the Borrower is then entitled to obtain Loans from the Banks in an amount not less than the stated amount of the letter of credit requested, the other conditions of Section 5.03 of this Agreement have been satisfied as if the Borrower was obtaining a Revolving Loan and the Borrower has executed and delivered such letter of credit, reimbursement agreements and other related documents as may be required by the Agent.
     (b) In the event the Agent pays any amount under or on account of a letter of credit (the payment by the Agent under or on account of a letter of credit being herein called a “Draw”), a Revolving Loan shall be deemed to be made to the Borrower by each Bank to the extent of its Pro rata share of the Total Revolving Loan Commitments to reimburse immediately the Agent for the amount of the Draw. The Agent shall notify each Bank of the occurrence and payment of a Draw no later than 12:00 p.m. (Cleveland time) on the date of such notice and, not later than 1:00 p.m. (Cleveland time) on the date of such notice, each Bank will make available to the Agent its Pro rata portion of the Draw deemed to be a Revolving Loan. All amounts shall be made available to the Agent in U.S. Dollars and immediately available funds at its office listed on the signature pages hereto. If such corresponding Pro rata amount is not in fact made available to the Agent by such Bank the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (i) if paid by such Bank, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Revolving Loans. In the event no Revolving Loan or only a partial Revolving Loan is deemed to be made, the Agent is hereby authorized to charge (without prior notice to the Borrower) the amount of each Draw, together with interest thereon, against any account of the Borrower maintained with the Agent.
     (c) So long as letters of credit are outstanding, the amount of Revolving Loans that the Borrower is entitled to obtain under Article II shall be reduced by the LC Obligations then outstanding and, in addition to otherwise constituting part of the Revolving Loans, except as otherwise expressly stated herein, the stated amount of the letters of credit shall be treated as principal of the Revolving Loans.
     (d) Whenever the Borrower desires that a letter of credit be issued, the Borrower shall give the Agent written notice (including by way of facsimile transmission) thereof prior to 1:00 p.m. (Cleveland time) at least five Cleveland Banking Days (or such shorter period as may be acceptable to the Agent) prior to the proposed date of issuance (which shall be a Cleveland Banking Day), which written notice shall be in the form of Exhibit E hereto (each, a “Letter of Credit Request”). Each Letter of Credit Request shall include an application for such letter of credit and any other documents that the Agent customarily requires in connection therewith. The Agent shall promptly notify each Bank of each Letter of Credit Request.
     (e) The delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that such letter of credit as requested in such Letter of Credit Request may be issued in accordance with and will not violate the requirements of this Section 3.01 and shall include a representation and warranty as to the aggregate principal amount of all then outstanding Surety Bonds. The Agent shall, on the date of each issuance of or amendment or modification to a letter of credit by it, give each Bank and the Borrower written notice of the issuance of or amendment or modification to such letter of credit.
     (f) In determining whether to pay under any letter of credit, the Agent shall not have any obligation relative to the Banks other than to determine that any documents required to be delivered under such letter of credit have been delivered and that they appear to comply on their face with the requirements of the letter of credit. Any action taken or omitted to be taken by the Agent with respect to a letter of credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any resulting liability for the Agent.
     (g) Immediately prior to the effectiveness of this Agreement, the outstanding letters of credit issued under the 2002 Credit Agreement and/or the 2004 Credit Agreement are as listed on Exhibit C hereto and such letters of credit shall be deemed to be, and hereby are converted into, outstanding letters of credit hereunder.
ARTICLE IV
INTEREST ON THE REVOLVING LOANS
     SECTION 4.01(a). INTEREST OPTIONS. The Borrower shall pay interest on the Revolving Loans at the rates in effect from time to time pursuant to the Interest Options provided for in Sections 4.01(b) and 4.01(c) as selected by the Borrower or otherwise in effect from time to time in accordance with the terms and conditions of this Agreement. Interest on the Revolving Loans shall accrue from and including the date of borrowing thereof to but excluding the date of repayment thereof.
     SECTION 4.01(b). LIBOR RATE OPTION. Interest on the principal amount of each Revolving Loan at any time subject to the interest rate option provided for pursuant to this Section 4.01(b) (the “LIBOR Rate Option”) shall be at a rate determined by adding the applicable LIBOR rate at the time in effect for each Interest Period for such Revolving Loan and the applicable Indicated Spread for the LIBOR Rate Option set forth in Section 4.01(d) below. The LIBOR Rate Option shall be in effect for all portions of the principal of the Revolving Loans for which the Borrower has selected an Interest Period in accordance with Section 4.02 hereof, unless and until any event or circumstance provided for in Sections 4.09 or 4.10 hereof shall have occurred and continue to be in effect or an Event of Default has occurred and is continuing.
     SECTION 4.01(c). BASE RATE OPTION. Interest on the principal amount of all Revolving Loans at any time subject to the interest rate option provided for pursuant to this Section 4.01(c) (the “Base Rate Option”) shall be at rates determined by adding the Base Rate in effect from time to time and the applicable Indicated Spread for the Base Rate Option set forth in Section 4.01(d) below. The interest rate in effect under the Base Rate Option shall change automatically and immediately with each change in the Base Rate. The Base Rate Option shall be in effect for all portions of the principal of the Revolving Loans for which the LIBOR Rate Option is not in effect at any time.
     SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and from and including the Restatement Effective Date to the Termination Date, shall be 50 basis points for the Base Rate Option and 145 basis points for the LIBOR Rate Option.

     SECTION 4.02. INTEREST PERIODS. The Borrower shall have the option to select and advise the Agent of the Interest Periods the Borrower has selected for Revolving Loans not less than two (2) Cleveland Banking Days prior to (a) the Restatement Effective Date, for the Revolving Loans to be made on the Restatement Effective Date, (b) each Interest Adjustment Date, (c) the date any Revolving Loans are to be made subsequent to the Restatement Effective Date, and (d) any date on which the Borrower desires to have any portion of the principal of the Revolving Loans not subject to the LIBOR Rate Option become subject to the LIBOR Rate Option, provided, that Revolving Loans subject to the Base Rate Option may not be converted into Revolving Loans subject to the LIBOR Rate Option and Revolving Loans subject to the LIBOR Rate Option may not be continued as Revolving Loans subject to the LIBOR Rate Option if an Event of Default is in existence on the date of such conversion or continuation. Each Interest Period selected shall apply to not less than $500,000 in principal amount of the Revolving Loans; provided, that at no time shall there be more than ten (10) Interest Periods in effect including any Revolving Loans subject to the Base Rate Option. The principal amount subject to each Interest Period shall be deemed distributed Pro rata among the Banks with respect to the respective Revolving Loans to which the Interest Period applies. If the Borrower fails to timely select any Interest Period, the Borrower shall be deemed to have elected to convert such Loan to a Loan subject to the Base Rate Option, effective as of the expiration date of such current Interest Period.
     SECTION 4.03. INTEREST PAYMENT DATES. (a) Interest on all Revolving Loans subject to the LIBOR Rate Option shall be payable on the earliest of (i) the first Cleveland Banking Day of each month, (ii) any prepayment or conversion (on the amount prepaid or converted), (iii) maturity (whether by acceleration or otherwise) and/or, (iv) after such maturity, on demand.
     (b) Interest on all Revolving Loans subject to the Base Rate Option shall be payable on the earliest of (i) in arrears on the first Cleveland Banking Day of each month, (ii) any prepayment or conversion (on the amount prepaid or converted), (iii) maturity (whether by acceleration or otherwise) and/or (iv) after such maturity, on demand.
     (c) Interest that shall have accrued under the 2004 Credit Agreement and remains unpaid on the Restatement Effective Date shall be paid in full on the Restatement Effective Date.
     SECTION 4.04. INTEREST CALCULATIONS. All interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest shall in all events continue to accrue in accordance with the provisions of this Agreement until the time payment in full is received.
     SECTION 4.05. POST-DEFAULT RATE. After the occurrence and during the continuation of any Event of Default, the Loans and any interest on the Loans not paid when due shall bear interest at a rate equal to the rate applicable to Revolving Loans, subject to the Base Rate Option plus two percent (2%) per annum, and all such interest shall be due on demand. No interest shall accrue on any interest that is being charged with respect to any interest not paid when due.
     SECTION 4.06. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty, regulation (including, without limitation, Regulation D of the Board of

Governors of the Federal Reserve System), governmental rule, guideline, order or request (whether or not having force of law) or the interpretation or administration thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose, modify or deem applicable any reserve and/or special deposit requirement against assets held by, or deposits in or for the amount of any Loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining Loans hereunder or to reduce the amount of principal or interest received by such Bank with respect to such Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount were allocable to such Loans. A statement as to the increased cost or reduced amount as a result of any event mentioned in this Section 4.06, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least one (1) Cleveland Banking Day’s prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section 5.05 hereof.
     SECTION 4.07. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on each interest payment date with respect to such Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.
     If any Bank receives such additional consideration from the Borrower pursuant to this Section 4.07, such Bank shall use its best efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse the Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank’s income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to the Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to the Borrower as aforesaid, the Borrower, upon demand of such Bank, will promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.
     Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrower, upon at least one (1) Cleveland Banking Day’s prior written notice to such Bank through the Agent, may prepay all Loans in full regardless of the Interest Period of any thereof. Any such prepayment shall be subject to the prepayment premium set forth in Section 5.05 hereof.
     SECTION 4.08. INDEMNITY. Without prejudice to any other provisions of this Article IV, the Borrower hereby agrees to indemnify each Bank against any reasonable loss or expense which such Bank may sustain or incur as a consequence of any Event of Default hereunder, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining any Loan subject to the Libor Rate Option, as determined by such Bank in the exercise of its sole but reasonable discretion. A statement as to any such loss or expense shall be promptly submitted by such Bank to the Borrower not later than one hundred fifty (150) days after the events giving rise to the same occurred and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.
     SECTION 4.09. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period are not available to the Reference Banks in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent shall promptly give notice of such determination to the Borrower. In any such event, all principal of the Loans then subject to the LIBOR Rate Option shall become subject to the Base Rate Option on expiration of any Interest Periods then in effect. In the event that the circumstances causing any such unavailability of deposits or inability to determine the LIBOR rate shall change or terminate so that the LIBOR rate may again be determined, the Agent shall promptly so notify the Borrower.
     SECTION 4.10. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty, regulation, governmental rule, guideline, order or request or any change in any existing law, treaty, regulation, governmental rule, guideline, order or request or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Loans which it is committed to make hereunder subject to the LIBOR Rate Option with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund such Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any Loan previously made by it hereunder subject to the LIBOR Rate Option, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, prepay all such Loans to the Banks in full. Any such prepayment or conversion may be made without payment of the prepayment premium provided for in Section 5.05 hereof, but the Borrower shall compensate such Bank(s) for any costs or expenses relating to such Loan incurred in connection with the events provided for in this Section on written request to the Borrower describing such costs or expenses.
     SECTION 4.11. FUNDING. Each Bank may, but shall not be required to, make Loans hereunder with funds obtained outside the United States.
ARTICLE V
AGREEMENTS AND CONDITIONS APPLICABLE TO ALL REVOLVING LOANS
     SECTION 5.01. NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur a Revolving Loan, it shall give the Agent, prior to 12:00 noon (Cleveland time), at least two (2) Cleveland Banking Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan to be subject to the LIBOR Rate Option and at least one (1) Cleveland Banking Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan to be subject to the Base Rate Option. Each such notice (each, a “Notice of Borrowing” a form of which is attached hereto as Exhibit F) shall be appropriately completed to specify (i) the aggregate principal amount of each Revolving Loan to be made, which shall be an amount equal to an integral multiple of $500,000, (ii) the date such Revolving Loan(s) is to be made (which shall be a Cleveland Banking Day and, in the case of a Revolving Loan based on the LIBOR Rate Option, a London Banking Day), and (iii) whether the Revolving Loan(s) shall be subject to the Base Rate Option or the Libor Rate Option and, in the latter case, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Revolving Loan, of such Bank’s Pro rata share thereof and of the other matters covered by the Notice of Borrowing.
     (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from an Authorized Fiscal Officer of the Borrower. In such case, the Borrower hereby waives the right to dispute the Agent’s record of the terms of such telephonic notice.
     (c) Whenever the Borrower desires to incur a Swing Loan, it shall give the Agent, prior to 2:00 p.m. (Cleveland time) on the proposed date of borrowing of any Swing Loan, written notice (or telephonic notice promptly confirmed in writing) in the form of a Notice of Borrowing of each such Swing Loan. The Agent shall promptly give each Swing Line Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Swing

Loan, of such Swing Line Lender’s pro rata share thereof and of other matters covered by the Notice of Borrowing relating to such Swing Loan.
     SECTION 5.02. DISBURSEMENT OF FUNDS. (a) No later than 1:00 p.m. (Cleveland time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro rata portion of each Revolving Loan requested to be made on such date in the manner provided below in this Section 5.02(a). All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at its office listed on the signature pages hereto and the Agent promptly will make available to the Borrower by depositing to its account at the Agent’s office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date specified in the Notice of Borrowing that such Bank does not intend to make available to the Agent its portion of the Revolving Loan or Revolving Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (i) if paid by such Bank, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Article IV, for the Revolving Loans.
     (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.
     (c) No later than 3:00 p.m. (Cleveland time) on the date specified in each Notice of Borrowing relating to a Swing Loan, each Swing Line Lender will make available its pro rata portion of each Swing Loan requested to be made on such date in the manner provided below in this Section 5.02(c). All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at its office listed on the signature pages hereto and the Agent promptly will make available to the Borrower by depositing to its account at the Agent’s office the aggregate of the amounts so made available in the type of funds received.

     SECTION 5.03. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make Loans hereunder or of the Agent to issue letters of credit hereunder, as applicable, is conditioned, in the case of each Loan and each letter of credit hereunder, upon the following:
     (a) receipt by the Agent of a Notice of Borrowing or Letter of Credit Request, as applicable;
     (b) no Event of Default or Possible Default existing then or immediately after giving effect to the Loan or letter of credit, as applicable;
     (c) the conditions set forth in Article VI hereof having been satisfied; and
     (d) the representations and warranties contained in Article IX hereof being true and correct in all material respects with the same force and effect as if made on and as of the date of such Loan or such letter of credit, as applicable, except to the extent that any thereof expressly relate to an earlier date.
Each request for a Loan or a letter of credit by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the truth of the matters specified in subsections (b), (c) and (d) above.
     SECTION 5.04. PAYMENT ON NOTES, ETC. All payments of principal, interest, and any other amounts under this Agreement shall be made to the Agent in immediately available funds and in lawful money of the United States of America for the account of the Banks, not later than 12:00 noon (Cleveland time) on the date when due. Any such payment received by the Agent after 12:00 noon on a Cleveland Banking Day shall be deemed received on the next succeeding Cleveland Banking Day and interest shall accrue to such next Cleveland Banking Day in respect of any principal of the Loans to be paid by such payment. All payments made by the Borrower hereunder, under any Note or any other Related Writing, will be made without setoff, counterclaim or defense. The Agent shall distribute to each Bank its Pro rata share of the amount of principal, interest and other amounts received by it for the account of such Bank on the same day the Agent receives payment thereof from the Borrower in immediately available funds, unless the Agent does not receive such payment from the Borrower until after 12:00 noon, in which case the Agent shall make payment thereof to the Banks on the next Cleveland Banking Day. Each Bank shall endorse each Note held by it with appropriate notations evidencing each payment of principal made thereon or shall record such principal payment by such other method as such Bank may generally employ; provided, that failure to make any such entry shall in no way detract from the Borrower’s obligations under each such Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, that if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant Interest Period shall be adjusted accordingly. To the extent a Bank does not receive its Pro rata share of the amount of principal, interest and other amounts made available by the Borrower to the Agent for the account of such Bank at the applicable time set forth above in this Section 5.04, such Bank shall be entitled to recover from the Agent, interest on all such amounts in respect of each day from the date such amounts were made available to the Agent by the Borrower to the date such amounts are distributed to such Bank at a rate per annum equal to the overnight Federal Funds Effective Rate.
     SECTION 5.05. PREPAYMENT. (a) The Borrower shall have the right (subject to the payment of a prepayment premium as hereinafter described in this Section 5.05), at any time or from time to time, upon two (2) Cleveland Banking Days’ prior written notice (or telephonic notice promptly confirmed in writing) to prepay all or any part of the principal amount of the Loans then outstanding as designated by the Borrower, subject to the provisions of Section 5.05(b) hereof, plus interest accrued on the amount so prepaid to the date of such prepayment, which notice shall promptly be transmitted by the Agent to each of the Banks.
     (b) The Borrower agrees that if LIBOR as determined as of 11:00 a.m. London time, two (2) London Banking Days’ prior to the date of prepayment or acceleration of any Loans (hereinafter, “Prepayment LIBOR”) shall be lower than the last LIBOR previously determined for those Loans accruing interest at LIBOR with respect to which prepayment is intended to be made or that are accelerated (hereinafter, “Last LIBOR”) prior to the end of the applicable Interest Period, then the Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, a prepayment premium measured by a rate (the “Prepayment Premium Rate”) which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR payable to each Bank, the Agent shall apply a rate for each Bank equal to LIBOR for a deposit approximately equal to each Bank’s portion of such prepayment or accelerated balance which would be applicable to an Interest Period commencing on the date of such prepayment or acceleration and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such acceleration occurs or prepayment is to be made. In addition, the Borrower shall immediately pay directly to each Bank the amount claimed as additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by such Bank in connection with the prepayment or acceleration upon the Borrower’s receipt of a written statement from such Bank. The Prepayment Premium Rate shall be applied to all or such part of the principal amounts of the Notes as related to the Loans to be prepaid, or that are accelerated and the prepayment premium shall be computed for the period commencing with the date on which such prepayment is to be made or acceleration occurs to that date which coincides with the last day of the Interest Period previously established when the Loans, which are to be prepaid or are accelerated, were made. Each voluntary prepayment of a Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000) (except in the case of a Loan initially made in an aggregate amount less than One Million Dollars ($1,000,000)) and, if greater, in an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000). In the event the Borrower cancels a proposed Loan subsequent to the delivery to the Agent of a Notice of Borrowing with respect to such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment premium.
     SECTION 5.06. UNUSED COMMITMENT FEES. (a) For each day that the Revolving Credit Exposure equals or exceeds fifty percent (50%) of the Total Revolving Loan Commitments, the Borrower shall pay to the Agent, for the Pro rata benefit of the Banks, an unused commitment fee at the rate per annum (based on a year of 360 days and calculated for the actual number of days elapsed) of fifteen (15) basis points times the excess of the Total Revolving Loan Commitments then in effect over the Revolving Credit Exposure on that day and (b) for each day that the Revolving Credit Exposure is less than fifty percent (50%) of the Total Revolving Loan Commitments, the Borrower shall pay to the Agent, for the Pro rata benefit of the Banks, an unused commitment fee at the rate per annum (based on a year of 360 days calculated for the actual number of days elapsed) of twenty-five (25) basis points times the excess of the Total Revolving Loan Commitments then in effect over the Revolving Credit Exposure on that day. The unused commitment fee shall be payable on the first Cleveland Banking Day after each Fiscal Quarterly Date commencing on the Restatement Effective Date and continuing on the first Cleveland Banking Day after each Fiscal Quarterly Date thereafter. After any permanent reduction of the Total Revolving Loan Commitments pursuant to Section 5.07, the unused commitment fees payable hereunder shall be calculated upon the Total Revolving Loan Commitments of the Banks as so reduced.
     (b) All unused commitment fees as defined in the 2004 Credit Agreement that shall have accrued under the 2004 Credit Agreement and remain unpaid on the Restatement Effective Date shall be paid in full on the Restatement Effective Date.
     SECTION 5.07. MODIFICATION OF THE TOTAL REVOLVING LOAN COMMITMENTS. (a) At any time during the Commitment Increase Period, the Borrower may request the Agent to increase the Total Revolving Loan Commitments from the Restatement Effective Date Commitment Amount up to an amount that shall not exceed $750,000,000. Each increase may be made by either (i) proportionally increasing, for one or more Banks, with their prior written consent, their respective Commitments, in increments of at least Five Million Dollars ($5,000,000) or (ii) by including one or more Additional Banks, each with a new Commitment of at least Twenty Five Million Dollars ($25,000,000), as a party to this Agreement (collectively, the “Additional Commitments”). During the Commitment Increase Period, all of the Banks agree that the Agent, in its sole discretion, exercised in good faith, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Bank, if any, shall execute an Additional Bank Assumption Agreement, (B) the Agent shall provide to each Bank a revised Exhibit A to this Agreement at least three Cleveland Banking Days prior to the effectiveness of such Additional Commitments (each, an “Additional Bank Assumption Effective Date”), (C) the Borrower shall execute and deliver to the Agent, the Banks and the Additional Banks such replacement or additional Revolving Loan Notes as shall be required by the Agent, such Banks or such Additional Banks, as the case may be and (D) Borrower shall pay to the Agent, each Bank with an Additional Commitment, if any, and each Additional Bank with an Additional Commitment, if any, such commitment fees as may be agreed upon between the Borrower and the Agent, such Banks and such Additional Banks, as the case may be. The Banks hereby authorize the Agent to execute each Additional Bank Assumption Agreement on behalf of the Banks. On each Additional Bank Assumption Effective Date, the Banks shall make adjustments among themselves with respect to the Revolving Loans and LC Obligations then outstanding, participations in Swing Loans outstanding, if any and amounts of principal, interest, fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to reallocate among such Banks such outstanding amounts, based on their respective Pro rata shares of the then effective Total Revolving Loan Commitments and to otherwise carry out fully the intent and terms of this

Section 5.07(a). In connection therewith, it is understood and agreed that the Maximum Amount of any Bank set forth under such Bank’s name on Exhibit A hereto will not be increased (or decreased except pursuant to Section 5.07(b) hereof) without the prior written consent of such Bank. The Borrower shall not request any increase in the Total Revolving Loan Commitments pursuant to this Section 5.07(a) if a Possible Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.
     (b) The Borrower shall have the right at all times to permanently reduce the Total Revolving Loan Commitments in whole or in part by giving written notice of the reduction to the Agent at least one Cleveland Banking Day prior to the reduction, each such reduction to be in an amount equal to at least $10,000,000, or the then Total Revolving Loan Commitments if the then Total Revolving Loan Commitments are less than $10,000,000. Each such reduction shall reduce each Bank’s Commitment Pro rata. Concurrently with each reduction, the Borrower shall prepay the amount, if any, together with interest thereon by which the aggregate unpaid principal amount of the Loans plus the LC Obligation exceeds the Total Revolving Loan Commitments as so reduced in accordance with Section 5.05 of this Agreement.
     SECTION 5.08. EXTENSIONS OF THE LOANS. Commencing on May 1, 2008 and on each May 1st thereafter, the Borrower may request the Banks to extend the Termination Date for one additional year in a writing delivered to the Agent not later than 180 days prior to the then applicable Termination Date, in accordance with the terms of this Agreement. The unanimous consent of the Banks shall be required for any such extension and the Banks shall have the right, but not the obligation, to approve such request for an extension. Any approval of the Borrower’s request shall be subject to such terms and conditions as the Banks may deem appropriate.
ARTICLE VI
CONDITIONS PRECEDENT
     Prior to or concurrently with the execution and delivery of this Agreement, and as conditions precedent to the making or continuation of any Loans or the issuance or continuation of letters of credit hereunder on the Restatement Effective Date, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:
     SECTION 6.01. CORPORATE AND LOAN DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed, delivered and/or certified, as the case may be:
     (a) Certified copies of the resolutions of the board of directors of the Borrower evidencing approval of the execution, delivery and performance of this Agreement and the Notes provided for herein;
     (b) Certified copies of resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of the Guaranty;
     (c) Copies of the Articles of Incorporation of the Borrower in effect as of the Restatement Effective Date, certified by the Ohio Secretary of State as of a recent date;

     (d) Copies of the Articles of Incorporation of the Parent in effect as of the Restatement Effective Date, certified by the Ohio Secretary of State as of a recent date;
     (e) Copies of the Code of Regulations of the Borrower in effect as of the Restatement Effective Date, certified as true and complete as of the Restatement Effective Date by the secretary of the Borrower;
     (f) Copies of the Code of Regulations of the Parent in effect as of the Restatement Effective Date, certified as true and complete as of the Restatement Effective Date by the secretary of the Parent;
     (g) A good standing certificate for the Borrower from the State of Ohio as of a recent date;
     (h) A good standing certificate for the Parent from the State of Ohio as of a recent date.
     (i) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Agreement and the Notes, together with the true signatures of such officers.
     (j) A certificate of the secretary or assistant secretary of the Parent certifying the names of the officers of the Parent authorized to sign the Guaranty, together with the true signatures of such officers.
     (k) The Borrower, the Agents, and the Banks shall have executed and delivered counterparts of the Agreement.
     (l) The Parent shall have executed and delivered the Guaranty to the Agents and the Banks.
     (m) The Borrower shall have executed and delivered to each Bank (other than the Additional Banks), a Revolving Loan Note payable to the account of each respective Bank in the amount of their respective Commitments.
     (n) The Borrower shall have executed and delivered to each Swing Line Lender, a Swing Line Note payable to the account of each respective Swing Line Lender in the amount of their respective Swing Line Commitments.
     (o) A certificate of the secretary or assistant secretary of the Borrower certifying that as of the Restatement Effective Date and after giving effect thereto and to the Loans made hereunder (i) there exists no Possible Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects.
     (p) A certificate of the secretary or assistant secretary of the Parent certifying that as of the Restatement Effective Date and after giving effect thereto and to the Loans made hereunder (i) there exists no Possible Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects.

     SECTION 6.02. OPINION OF COUNSEL FOR PARENT. The Borrower shall deliver or cause to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution and delivery, and legality, validity, and enforceability of the Guaranty and such other matters as the Agents and the Banks may request.
     SECTION 6.03. JUDGMENT, ORDERS. On the Restatement Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the consummation of the transactions contemplated by this Agreement.
     SECTION 6.04. LITIGATION. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or the transactions contemplated hereby or (b) which the Agents or the Banks shall determine could have a Material Adverse Effect.
     SECTION 6.05. NOTICE OF BORROWING. Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing satisfying the requirements of Section 5.01.
     SECTION 6.06. OPINION OF COUNSEL FOR BORROWER. The Borrower shall deliver or cause to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution and delivery, and legality, validity and enforceability of this Agreement and the Notes and such other matters as the Agents and the Banks may request.
     SECTION 6.07. PAYMENT OF FEES. On the Restatement Effective Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses, and all other compensation contemplated by this Agreement (including, without limitation, legal fees and expenses) to the extent then due.
     SECTION 6.08. ADVERSE CHANGE, ETC. From January 31, 2007 to the Restatement Effective Date, nothing shall have occurred (and neither the Banks nor the Agents shall have become aware of any facts or conditions not previously known) which the Banks or the Agents shall determine has, or could reasonably be expected to have, a Material Adverse Effect.
     SECTION 6.09. EVIDENCE OF INSURANCE. The Borrower shall have delivered to the Agents and the Banks evidence of insurance complying with the provisions of Section 7.09 hereof.
ARTICLE VII
AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement remains in effect and until the Commitments and all letters of credit are terminated, no Notes are outstanding and the Loans, together with interest, fees and all other obligations incurred hereunder, are paid in full, the Borrower will perform and observe all of the following provisions, namely:

     SECTION 7.01. PAYMENT OF AMOUNTS DUE. The Borrower will make all payments of the principal of and interest on the Loans and the Notes promptly as the same become due.
     SECTION 7.02. EXISTENCE, BUSINESS, ETC. The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and those of its Subsidiaries. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all federal, state and local laws and regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction over it or them, as applicable.
     SECTION 7.03. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause its Subsidiaries to, at all times maintain, preserve, protect and keep its properties used in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.
     SECTION 7.04. PAYMENT OF TAXES, ETC. The Borrower will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon its properties, before the same shall become in default or penalties attach thereto, as well as all lawful claims for same which have become due and payable which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its books such reserves with respect thereto as are required by GAAP. Except where the liability for the tax, assessment, charge, levy or claim is limited solely to the property on which assessed and is not subject to enforcement against the Borrower, the Borrower will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any Lien which has attached as security therefor.
     SECTION 7.05. FINANCIAL STATEMENTS. The Borrower will furnish or cause to be furnished to each Bank:
     (a) within forty-five (45) days (or fifty (50) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each of the first three (3) quarter-annual fiscal periods of each of the Borrower’s fiscal years, a Form 10-Q as filed with the Securities and Exchange Commission, an unaudited consolidated and consolidating balance sheet of the Parent as at the end of that period and an unaudited consolidated and consolidating statement of income of the Parent for the Parent’s current fiscal year to date, all prepared in form and detail in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, and certified by a Senior Officer of the Parent, together with a certificate of a Senior Officer of the Borrower (i) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Borrower in respect thereof, or if none, so stating, (ii) certifying that the representations and warranties of the Borrower set forth in Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not and (iii) certifying compliance by the Borrower with the covenants contained in Section 8.13;
     (b) within ninety (90) days (or ninety-five (95) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Borrower, an annual report on Form 10-K as filed by the Parent with the Securities and Exchange Commission, including the complete audited consolidated balance sheets and statements of income of the Parent for that year, certified by an independent public accountant satisfactory to the Banks, and an unaudited consolidating balance sheet and statement of income of the Parent for the current fiscal year, each in form and detail satisfactory to the Banks, and prepared in accordance with GAAP, consistently applied, or the Pro Rata Consolidation Method, as applicable, together with (i) a report of the independent certified public accountant, with an opinion that is not qualified as to the scope of the audit or as to the status of the Parent or the Borrower as a going concern, (ii) a certificate of a Senior Officer of the Borrower (X) specifying the nature and period of existence of each Event of Default and/or Possible Default, if any, and the action taken, being taken or proposed to be taken by the Borrower in respect thereof or, if none, so stating, and (Y) certifying that the representations and warranties of the Borrower set forth in Article IX hereof are true and correct as of the date of such certificate, or, if not, all respects in which they are not, and (Z) certifying compliance by the Borrower with the covenants contained in Section 8.13;
     (c) no more than ninety (90) days after the commencement of each fiscal year of the Borrower, a budget of the Borrower in form and substance substantially the same as the budgets delivered by the Borrower to the Agent on or before the Restatement Effective Date;
     (d) forthwith upon the Agent’s or any Bank’s written request, such other information about the financial condition, properties and operations of the Borrower and its Subsidiaries, including, but not limited to, financial statements, management letters of accountants addressed to the Parent or the Borrower, rent rolls and other similar information for each Subsidiary of the Borrower, in each case as the Agent or that Bank may from time to time reasonably request; and
     (e) within forty-five (45) days (or fifty (50) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal quarter of each of the Borrower’s fiscal years, a report setting forth (i) the principal amounts of all Indebtedness originated or acquired by FCCC that is outstanding to non-affiliated third parties, (ii) a statement of the aggregate notional amount of all Total Rate of Return Swaps on which FCCC is obligated as of the last day of such fiscal quarter, the aggregate amount of the cash risk to FCCC in respect of such Total Rate of Return Swaps as of the last day of such fiscal quarter and, if secured, the asset or assets securing such Total Rate of Return Swaps, (iii) information, in sufficient detail, demonstrating compliance by the Subsidiaries of the Borrower with the limitations set forth in Section 8.15 with respect to the pledging of second assets permitted under such Section 8.15 to secure Permitted Debt and (iv) information, in sufficient detail, demonstrating compliance by FCCC with the limitations set forth in Section 8.15 with respect to the pledging of additional collateral permitted by such Section 8.15.

     SECTION 7.06. INSPECTION. The Borrower will and will cause each Subsidiary to permit its properties and records to be examined at all reasonable times by the Agent and each of the Banks.
     SECTION 7.07. ENVIRONMENTAL COMPLIANCE. The Borrower will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any Subsidiary owns property, operates, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Borrower will furnish to the Banks promptly after receipt thereof a copy of any notice the Borrower or any Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against the Borrower or such Subsidiary, any real property in which the Borrower or such Subsidiary holds any interest or any past or present operation of the Borrower or such Subsidiary. The Borrower will not allow the storage, release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. The Borrower shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of the Borrower or any Subsidiary with any Environmental Law provided that, so long as and to the extent that the Banks are not required to make any payment or suffer to exist any unsatisfied judgment, order or assessment against them, the Borrower may pursue rights of appeal to comply with such Environmental Laws. In any case of noncompliance with any Environmental Law by a Subsidiary, the Banks’ recourse for indemnity in respect of the matters provided for in this Section 7.07 shall be limited solely to the property of the Subsidiary holding title to the property involved in such noncompliance and such recovery shall not be a Lien, or a basis of a claim of Lien or levy of execution, against either the Borrower’s general assets or the general assets of any of its Subsidiaries.
     SECTION 7.08. ERISA. (a) At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notes delivered to the Banks pursuant to this Section 7.08, copies of any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such notice has been filed with the Internal Revenue Service or the PBGC or such notice has been received by the Borrower or such Subsidiary or such ERISA Affiliate, as applicable.
     (b) As soon as possible and, in any event, within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of an authorized officer of the Borrower setting forth details as to the occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:
     (i) that a Reportable Event has occurred;
     (ii) that an accumulated funding deficiency has been incurred or any application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan;
     (iii) that a contribution required to be made to a Plan has not been timely made;
     (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA;
     (v) that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code;
     (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan;
     (vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan;
     (viii) that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975, or 4980 of the Code or Sections 409 or 502(i) or 501(1) of ERISA; or
     (ix) that the Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).
     SECTION 7.09. INSURANCE. The Borrower will and will cause each of its Subsidiaries to (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being understood that the Parent, the Borrower and each Subsidiary has obtained a fidelity bond for each of its employees that handle funds, (b) give each Bank prompt written notice of each material change in the Borrower’s or any Subsidiary’s insurance coverage and the details of the change and (c) forthwith upon any Bank’s written request, furnish to each Bank such information about the Borrower’s or any Subsidiary’s insurance as any Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to each Bank and certified by an officer of the Borrower or such Subsidiary, as applicable.
     SECTION 7.10. MONEY OBLIGATIONS. The Borrower will and will cause each Subsidiary to pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) for which it may be or become liable or to which any or all of its properties may be or become subject, (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§206-207) or any comparable provisions, and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings diligently pursued) before such payment becomes overdue except where the failure to make such payments, either singly or in the aggregate, would not have a Material Adverse Effect on the Borrower and provided, that the Borrower shall promptly give written notice to the Agent of any such non-payments, which written notice the Agent will promptly deliver to each Bank.
     SECTION 7.11. RECORDS. The Borrower will and will cause each Subsidiary to (a) at all times maintain true and complete records and books of account, and without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with GAAP applied on a basis not inconsistent with its present accounting procedures, and (b) at all reasonable times permit any Bank to examine the Borrower’s or any Subsidiary’s books and records and to make excerpts therefrom and transcripts thereof.
     SECTION 7.12. FRANCHISES. The Borrower will and will cause each Subsidiary to preserve and maintain at all times its corporate existence, rights and franchises; provided, that this Section 7.12 shall not prohibit any merger, consolidation, dissolution or transfer permitted by Section 8.02.
     SECTION 7.13. NOTICE. The Borrower will cause its Chief Financial Officer, or in his or her absence another officer designated by the Chief Financial Officer, to promptly notify the Banks whenever:
     (a) any Event of Default or Possible Default may occur hereunder or any representation or warranty made in Article IX hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete; and/or
     (b) (i) any Subsidiary shall be in default of any material (either with respect to the Subsidiary or the Borrower) Indebtedness or Contingent Obligation or, to the knowledge of the Borrower, any material obligations in respect of taxes and/or Indebtedness for goods or services purchased by, or other contractual obligations of, such Subsidiary and/or (ii) any Subsidiary shall not, to the knowledge of Borrower, be in compliance with any law, order, rule, judgments, ordinance, regulation, license, franchise, lease or other agreement that has or could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of such Subsidiary, and/or (iii) the Borrower and/or any Subsidiary shall have received or have knowledge of any actual, pending or threatened claim, notice, litigation, citation, proceeding, or demand relating to any matter(s) described in subsections (i) and (ii) of this Section 7.13(b); and/or

     (c) the Borrower shall be in default of any guarantee permitted by Section 8.07(b).
     SECTION 7.14. POST CLOSING ITEMS. The Borrower will promptly perform and complete to the satisfaction of the Agent each of the matters, if any, set forth on Schedule 7.14 attached hereto (the “Post Closing Items”) on or before the date set forth on Schedule 7.14 for the performance and completion thereof (the “Satisfaction Date”).
     SECTION 7.15. FURTHER ASSURANCES; REPLACEMENT NOTES. (a) The Borrower agrees to execute and deliver to the Agent and/or the Banks any agreements, documents and instruments, including, without limitation, additional Notes as replacements or substitutions as may reasonably be required by the Agent and/or the Banks, and to take such other actions as reasonably requested by the Agent to effect the transactions contemplated hereby.
     (b) Upon the receipt by the Borrower of an affidavit of an officer of a Bank as to the loss, theft, destruction or mutilation of its Note or any other security document that is not of public record, upon the cancellation of any such Note or other security document, as applicable, the Borrower shall issue, in lieu thereof, a replacement Note or other security document, as applicable, in the same principal amount thereof and otherwise of like tenor.
     SECTION 7.16. NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three (3) Cleveland Banking Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, the Borrower will deliver notice to the Banks of (a) the occurrence of any event which constitutes a Possible Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the commencement of, or written threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect.
     SECTION 7.17. USE OF PROCEEDS. All proceeds of the Revolving Loans shall be used as provided in Section 2.04 and all proceeds of the Swing Loans shall be used as provided in Section 2.07(e).
ARTICLE VIII
NEGATIVE COVENANTS
     The Borrower covenants and agrees that as of the Restatement Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitments and all letters of credit are terminated, no Notes are outstanding and the Loans, together with interest, fees and all other obligations incurred hereunder, are paid in full, the Borrower will observe all of the following provisions, namely:
     SECTION 8.01. PLAN. Neither the Borrower nor any Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to Section 307 of the ERISA. As used herein, “current liability” means current liability as defined in Section 307 of ERISA.

     SECTION 8.02. COMBINATIONS. The Borrower will not dissolve or liquidate, and will not permit any Subsidiary to dissolve or liquidate, except in the ordinary course of business and to the extent that no Material Adverse Effect is thereby suffered by the Borrower. The Borrower will not and will not permit any Subsidiary to be a party to any consolidation or merger; provided, that this Section 8.02 shall not apply to (i) any merger of a Subsidiary into the Borrower (with the Borrower being the surviving corporation) or into another Subsidiary, or (ii) any consolidation of a Subsidiary with another Subsidiary.
     SECTION 8.03. BULK TRANSFERS. The Borrower will not and will not permit a Subsidiary to be a party to any lease, sale or other transfer involving all or a substantial part of the assets of the Borrower and its Subsidiaries as a whole; provided, that this Section 8.03 shall not apply to (a) any transfer of assets by a Subsidiary to the Borrower or another Subsidiary, (b) the transfer of assets to a trustee (other than a trustee for the benefit of creditors) in connection with a building project involving such assets, or (c) any transfer effected in the normal course of business and on commercially reasonable terms.
     SECTION 8.04. BORROWINGS. The Borrower will not and will not permit any Subsidiary to create, assume or suffer to exist any unsecured or secured Indebtedness of any kind or any reimbursement obligation or other similar liabilities with respect to letters of credit issued for the Borrower’s or any Subsidiary’s account (other than non-recourse letters of credit or surety bonds issued as credit enhancement); provided, that this Section 8.04 shall not apply to the following (collectively, “Permitted Debt”):
     (a) any Loans obtained hereunder;
     (b) any secured Indebtedness of the Borrower or of any Subsidiary created in the course of purchasing or developing real estate or financing construction or other improvements thereon or purchasing furniture, fixtures or other equipment therefor or any other related Indebtedness of the Borrower or of any Subsidiary or any refinancings thereof, provided, that neither the Borrower nor any Subsidiary (other than a Subsidiary whose sole assets consist of contiguous parcels of land which are being purchased or developed with such financing, the improvements, if any, thereon, furniture, fixtures and other equipment used in connection therewith, receivables arising from tenants in connection therewith and the proceeds of such receivables and other property directly obtained from the ownership of such assets) shall have any personal liability for such Indebtedness (except for Indebtedness permitted in Section 8.07(e)), the creditors’ recourse being solely to the property being pledged as collateral for such Indebtedness and the income therefrom;
     (c) except as provided in Section 8.04(d) hereof, Indebtedness under any Hedge Agreement relating to Indebtedness otherwise permitted under this Section 8.04, provided, that, any Hedge Agreement proposed to be entered into or guaranteed by the Borrower, FCCC or any other Subsidiary of the Borrower (other than a SPE Subsidiary), along with all Hedge Agreements entered into or guaranteed by the Parent, in each case with a Person that is not a Bank, that results in a Measured Credit Risk for all such Hedge Agreements entered into with Persons other than a Bank, in excess of $33,500,000, shall require the prior written consent of the Required Banks (such written consent to be delivered by each consenting Bank to the Agent not more than three (3) Business Days after the request for such consent has been delivered by the Borrower to the Agent, provided, that, each Bank that does not deliver such written consent within such three (3) Business Day period shall be deemed to have denied the request for such Hedge Agreement);
     (d) Indebtedness of any of the Borrower’s SPE Subsidiaries under (i) Hedge Agreements or (ii) Total Rate of Return Swaps relating to Indebtedness otherwise permitted under this Section 8.04, in all cases under (i) and (ii), that are recourse solely to such SPE Subsidiary;
     (e) Indebtedness owed by a Subsidiary or the Borrower as permitted by Section 8.06(b) hereof;
     (f) any guarantee or indemnity permitted by Section 8.07 hereof to the extent such guarantee or indemnity constitutes Indebtedness;
     (g) Indebtedness of FCCC in favor of non-affiliated third parties, including, without limitation, Total Rate of Return Swaps, up to a maximum principal amount outstanding at any time of $200,000,000, to be used solely for the purposes of (i) originating loans to non-affiliated third parties (subject to the limitations set forth in Section 8.06(e)) and Affiliates of FCCC, (ii) acquiring loans, promissory notes and bonds issued by non-affiliated third parties (subject to the limitations set forth in Section 8.06(e)) and (iii) entering into Total Rate of Return Swaps;
     (h) Indebtedness of any Subsidiary of the Borrower to pay the relevant seller the Consideration required in connection with a Multi-Asset Acquisition by such Subsidiary, so long as such Indebtedness (i) along with all other Consideration paid (and/or assumed) in connection with such Multi-Asset Acquisition (or series of related Multi-Asset Acquisitions), does not exceed $200,000,000 and (ii) along with the total Consideration paid (and/or assumed) by all Subsidiaries in connection with Multi-Asset Acquisitions, does not exceed $800,000,000; and
     (i) Indebtedness assumed by a Subsidiary in connection with a Multi-Asset Acquisition, so long as such Indebtedness (i) existed at the time of such Multi-Asset Acquisition, (ii) was not incurred in contemplation of such Multi-Asset Acquisition, (iii) along with all other Consideration paid (and/or assumed) by such Subsidiary in connection with such Multi-Asset Acquisition (or series of Multi-Asset Acquisitions), does not exceed $200,000,000 and (iv) along with the total Consideration paid (and/or assumed) by all Subsidiaries in connection with Multi-Asset Acquisitions, does not exceed $800,000,000.
     SECTION 8.05. LIENS. The Borrower will not and will not permit any Subsidiary to acquire any property subject to any inventory consignment, land contract or other title retention contract; other than the periodic sale by the Borrower or any Subsidiary of any mortgages held by the Borrower or such Subsidiary, sell or otherwise transfer any receivables, or suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or Lien of any kind or nature other than:
     (a) any Lien for a tax, assessment or governmental charge or levy so long as the payment thereof is not at the time required by Section 7.10 hereof;
     (b) any Lien securing only its workers’ compensation, unemployment insurance and similar obligations;

     (c) any mechanic’s, carrier’s or similar common law or statutory Lien incurred in the normal course of business;
     (d) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;
     (e) any mortgage, security interest or other Lien securing only Indebtedness permitted by clause (b) of Section 8.04;
     (f) any Lien permitted by Section 8.15 hereunder;
     (g) any transfer of receivables without recourse;
     (h) any assignment of rents, profits and/or cash flows derived from particular real estate given as additional security to a mortgage or security interest on such real estate permitted by this Section 8.05, provided, that the mortgage or security interest encumbers only the real property in question;
     (i) any financing statement perfecting a security interest permitted by this Section 8.05;
     (j) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of the Borrower’s or any Subsidiary’s real property;
     (k) any mortgage, security interest and Lien securing any Debt incurred to the Banks under this Agreement;
     (l) subject to Section 8.15 of this Agreement, any Lien granted by FCCC to secure Indebtedness permitted by Section 8.04(g);
     (m) subject to Section 8.15 of this Agreement, any Lien granted by a Subsidiary of the Borrower to secure Indebtedness of such Subsidiary permitted by Section 8.04(h), provided, that the Lien is limited solely to those assets being acquired with such Indebtedness;
     (n) any Lien on assets securing Indebtedness permitted under Section 8.04(i), provided, that any such Lien shall only secure the obligations that it secures on the date of the applicable Permitted Acquisition and does not extend to any other property of any Subsidiary of the Borrower; and
     (o) any sale, assignment or other transfer by FCCC of all or any portions of the loans, bonds, promissory notes or other evidences of Indebtedness originated or acquired by FCCC in the ordinary course of its business.
     SECTION 8.06. LOANS RECEIVABLE. The Borrower will not and will not permit any Subsidiary to knowingly make or have outstanding at any time to any third party, any advance or loan of any kind other than:

     (a) any loan secured by mortgages on real estate and not exceeding eighty per cent (80%) of the value of the real estate as of the date the mortgage is incurred and as appraised by a nationally recognized appraiser on or about such date;
     (b) any loan from the Borrower to any of its Subsidiaries or from a Subsidiary of the Borrower to another Subsidiary of the Borrower or from a Subsidiary to the Borrower; provided, that (i) such loans shall be made only in the ordinary course of business, (ii) any such loan from a Subsidiary to the Borrower shall be subordinated in all respects to the Borrower’s Debt to the Banks on such terms and conditions as may be satisfactory to the Banks, and (iii) Borrower shall not cause or permit any Subsidiary to take any action to enforce payment of any loan made by the Subsidiary to another Subsidiary without the prior written consent of the Banks;
     (c) any advance or loan made in the normal course of business of acquiring properties for, or selling or developing properties of, the Borrower or any Subsidiary;
     (d) any Permitted Non-Affiliate Loan, provided, that (i) such Permitted Non-Affiliate Loan is secured either by (A) a pledge of all or substantially all of the equity interests in the Non-Affiliated Entity that owns the Non-Affiliate Construction Project or (B) a first or second priority mortgage lien on the Non-Affiliate Construction Project, and (ii) the aggregate outstanding principal amount of all such Permitted Non-Affiliate Loans shall not exceed $200,000,000 at any time; and
     (e) any Indebtedness, whether secured or unsecured, issued by non-affiliated third parties to FCCC as lender, up to a maximum principal amount outstanding at any time of $200,000,000. For purposes of calculating the maximum principal amount of Indebtedness outstanding on the relevant date of calculation, the following Indebtedness that is outstanding on such date of calculation will not be included in such calculation: (i) any Indebtedness that FCCC has assigned to other non-affiliated third parties, (ii) any fully-funded, non-revolving Indebtedness that FCCC has participated out to non-affiliated third parties, but only to the extent such Indebtedness has been insured by the Federal Housing Administration (or any successor to such agency), and (iii) the aggregate principal amount of all loans made by FCCC to non-affiliated third parties as permitted by Section 8.06(a) of this Agreement.
     SECTION 8.07. GUARANTEES. The Borrower will not and will not permit any Subsidiary to pledge its credit or property in any manner for the payment or other performance of Indebtedness, contract or other obligation of another (including, without limitation, the Indebtedness of the Parent under the Senior Notes), whether as guarantor (whether of payment or of collection), surety, co-maker, endorser or by agreeing conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind, or otherwise, except for:
     (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the normal course of business;
     (b) any guarantee set forth on Schedule 9.22 as of March 22, 2004;

     (c) any indemnity or guarantee of a surety bond for the performance by a customer of the Borrower or any Subsidiary of such customer’s obligations under a land development contract;
     (d) any unsecured guarantee by the Borrower or any of its Subsidiaries of the equity investment or performance of a Subsidiary (other than any Indebtedness of such Subsidiary incurred for borrowed money) in connection with a real estate project solely in favor of a partner or a member, or a partnership or limited liability company in which such Subsidiary is a general partner or a member, as applicable, when the Borrower or such Subsidiary, as the case may be, deems it to be in its best interest not to be a partner, a member or have a direct interest in the partnership or the limited liability company, as applicable;
     (e) any guarantee or indemnity by the Borrower or any of its Subsidiaries for fraud, misappropriation, misapplication or environmental problems, as are usual and customary in commercial mortgage loan transactions entered into by the Borrower and/or its Subsidiaries, provided, that such a guarantee or indemnity may be given by the Borrower or a Subsidiary, but not both (unless such Subsidiary is also the borrower in the particular commercial mortgage loan transaction), in connection with any particular commercial mortgage loan transaction;
     (f) any guarantee by the Borrower of an unsecured hedge agreement entered into by a Subsidiary and with a maturity date of not more than twelve (12) months following the date of such hedge agreement; and
     (g) subject to the limitations set forth in Section 8.04(c), any guarantee entered into by the Borrower or a Subsidiary of the Borrower in connection with a Hedge Agreement permitted under such Section 8.04(c).
     SECTION 8.08. AMENDMENT OF ARTICLES OF INCORPORATION AND/OR REGULATIONS. The Borrower will not amend, modify or supplement its articles of incorporation or its code of regulations in any material respect that would be detrimental to the performance by the Borrower of its obligations under this Agreement or the Notes or the rights of the Agents or the Banks under this Agreement or the Notes.
     SECTION 8.09. FISCAL YEAR. Except as required by law, or required in connection with a transaction permitted under Section 8.02 hereof, the Borrower will not change its fiscal year without the consent of the Banks, which consent shall not be unreasonably withheld.
     SECTION 8.10. REGULATION U. The Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, (a) apply any part of the proceeds of any Loan to the purchasing or carrying of any “margin stock” within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire Indebtedness which was incurred to purchase or carry any such margin stock.
     SECTION 8.11. NO PLEDGE. (a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, pledge or otherwise dispose of or encumber any of its or their partnership interests or other equity interests in any of its or their Subsidiaries, except as permitted under Section 8.02, and except that the Borrower and each Subsidiary shall be permitted to pledge its stock or other ownership interests in any of its or their Subsidiaries that is a single asset or special purpose entity (each, a “Pledged Subsidiary”) to secure the following:
     (i) additional or mezzanine Indebtedness incurred with respect to a project encumbered by a first mortgage at the time the additional or mezzanine Indebtedness is incurred, so long as such additional or mezzanine Indebtedness is permitted under Section 8.04 of this Agreement; provided, that the sum of the then existing Indebtedness with respect to such project plus such additional or mezzanine Indebtedness does not exceed eighty percent (80%) of the appraised value of the project at the time such additional or mezzanine Indebtedness is incurred; or
     (ii) primary Indebtedness (or the re-financing thereof) incurred solely with respect to the acquisition of real property or for construction or redevelopment purposes, so long as such primary Indebtedness is permitted under Section 8.04 of this Agreement, provided, that such primary Indebtedness (or the re-financing thereof) does not exceed one hundred percent (100%) of the appraised value of the acquired property at the time of such financing or re-financing, as applicable.
     (b) In addition to the foregoing, except to the extent permitted by Section 8.15(b)(i) of this Agreement (i) such pledges of stock or other ownership interests in a Pledged Subsidiary may only be made to secure Indebtedness incurred with respect to a project owned or to be acquired by such Pledged Subsidiary and not to secure Indebtedness incurred with respect to a project owned or to be acquired by any other Subsidiary; (ii) such pledges of stock or other ownership interests in a Pledged Subsidiary given to secure Indebtedness described in Section 8.11(a)(i) above may only secure the additional or mezzanine Indebtedness being incurred with respect to such project, and (iii) such pledges of stock or other ownership interest in a Pledged Subsidiary given to secure Indebtedness described in Section 8.11(a)(ii) above may only secure the primary Indebtedness being incurred with respect to the acquisition of such real property or such construction or redevelopment purposes.
     (c) The Borrower will deliver to the Agents and the Banks an updated schedule in the form of Schedule 9.9 to the Guaranty listing all of the properties as to which a pledge of stock or other ownership interest has been provided to a lender in accordance with Section 8.11, within forty-five (45) days after each Fiscal Quarterly Date.
     (d) Notwithstanding the foregoing, any Subsidiary of the Borrower may pledge any stock or other ownership interests it acquires in a Multi-Asset Acquisition to secure the Indebtedness permitted to be incurred by such Subsidiary under Sections 8.04(h) and (i), provided, that the pledge is limited solely to the stock or other ownership interest being acquired and the pledge is limited to the obligations that it secures on the date of the applicable Multi-Asset Acquisition and does not extend to any other stock or ownership interest held by such Subsidiary or any other Subsidiary of the Borrower.
     SECTION 8.12. TRANSACTIONS WITH AFFILIATES. Except for loans permitted by Section 8.06 of this Agreement, the Borrower will not and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable as would be obtainable by the Borrower or such Subsidiary, at the time, in a comparable arm’s-length transaction with a Person other than an Affiliate.
     SECTION 8.13. DEBT SERVICE COVERAGE RATIO. The Borrower will not permit the Debt Service Coverage Ratio in each case for the Test Period ending on each Fiscal Quarterly Date to be less than 1.30:1.00.
     SECTION 8.14(A). RESTRICTIONS ON DISTRIBUTIONS DURING AN EVENT OF DEFAULT OTHER THAN A PAYMENT DEFAULT. If any Event of Default has occurred and is continuing, or if any Event of Default would occur as a result of a Distribution (as defined below), other than a Payment Default, the Borrower shall not directly or indirectly declare, make, or pay any Dividends in respect of its Capital Stock, or, notwithstanding any other provision of the Agreement to the contrary, make any loans or advances to the Parent (any such Dividends, loans, or advances are referred to hereinafter as “Distributions”) in excess of the sum of the amounts sufficient to pay, when due, all interest payments in respect of the Senior Notes and the amounts sufficient to pay, when due, all taxes of the Parent (collectively, “Permitted Distributions”); provided, that any Permitted Distributions shall be applied by the Parent strictly to the permitted uses specified above.
     SECTION 8.14(B). RESTRICTIONS ON DISTRIBUTIONS DURING A PAYMENT DEFAULT. In the event of and during the continuance of any Payment Default, or if a Payment Default would occur as a result of a Distribution, the Borrower shall not directly or indirectly declare or pay any Distributions to the Parent.
     SECTION 8.15. CROSS COLLATERALIZATION AND CROSS DEFAULTS(a) Except as permitted in this Section 8.15, the Borrower shall not and shall not permit any Subsidiary to:
     (i) cross-default or agree to cross-default any Permitted Debt to this Agreement or the Debt incurred hereunder;
     (ii) agree to any financial covenants based on the performance of the Borrower under any Permitted Debt (other than the Debt); or
     (iii) Cross-Collateralize, or agree to Cross-Collateralize Indebtedness.
     (b) Notwithstanding Section 8.15(a) above:
     (i) with respect to construction projects which are constructed in multiple phases and/or stabilized properties, the Borrower and any Subsidiary shall be permitted to cross-default and/or Cross-Collateralize any Permitted Debt with other Permitted Debt (other than, in each case, the Debt under this Agreement), but only if the phases to be Cross-Collateralized and/or cross-defaulted consist of a single identifiable project;
     (ii) under the construction loan agreement or any other relevant documents (other than a Completion Guaranty) relating to any Permitted Debt (other than the Debt), any Subsidiary (but not the Borrower) shall be permitted to cross-default or agree to cross-default such Permitted Debt with this Agreement or the Debt, provided, that, the construction lender shall not be permitted to call a default under its construction loan agreement or other relevant documents due to an Event of Default under this Agreement unless the Banks have provided a written notice of the Event of Default to the Borrower and all applicable cure periods have lapsed without remedy; provided, further, that the construction lender shall not, under any circumstances, be permitted to call upon its Completion Guaranty, if any, due to an Event of Default under this Agreement;
     (iii) with respect to Hedge Agreements and Total Rate of Return Swaps entered into by FCCC and permitted by this Agreement or the Guaranty, the related documentation may provide that an Event of Default will constitute an event of default under such Hedge Agreement or Total Rate of Return Swap, as applicable, provided, that the Hedge Agreement or Total Rate of Return Swap, as applicable, also provides that the counterparty may not terminate or exercise any remedy under such Hedge Agreement or Total Rate of Return Swap, as applicable, on account of any Event of Default unless (1) the Banks have provided a written notice of the Event of Default to the Borrower, (2) all applicable cure periods have lapsed without the Event of Default being cured and (3) the Banks may accelerate the maturity of the Revolving Loans on the basis of the Event of Default;
     (iv) to the extent Permitted Debt of the Borrower or any of its Subsidiaries may be secured under Section 8.05, the Borrower may provide cash or letters of credit as additional collateral to secure such Permitted Debt;
     (v) Cross-Collateralization that occurs as a result of Liens that may be incurred under Sections 8.05(m) and (n) in connection with a Multi-Asset Acquisition shall be permitted;
     (vi) to the extent Permitted Debt of a Subsidiary may be secured under Section 8.05, any Subsidiary of the Borrower (other than FCCC) may provide a second asset (including, without limitation, cash, letters of credit or unencumbered real property) to secure Permitted Debt of such Subsidiary or one other Subsidiary, so long as (A) the value of such second asset (excluding cash and letters of credit) does not exceed $10,000,000 and (B) the aggregate value of all such second assets (excluding cash and letters of credit) pledged by all Subsidiaries (other than FCCC) to secure Permitted Debt does not exceed $40,000,000;
     (vii) FCCC may Cross-Collateralize Indebtedness incurred under one or more Total Rate of Return Swaps; and
     (viii) FCCC may provide cash, letters of credit or mortgage loans made by FCCC to any Subsidiary of the Borrower (provided, that any such mortgage loan shall not exceed 80% of the value of the mortgaged property, hereinafter “80% FCCC Loans”), as additional collateral to secure Permitted Debt owed by the Borrower or any of its Subsidiaries (other than FCCC), so long as (A) the Permitted Debt may be secured under Section 8.05, (B) the aggregate amount of all 80% FCCC Loans so provided by FCCC in any single transaction (or series of related transactions) does not exceed $15,000,000 and (C) as of any date of determination, the aggregate amount of all 80% FCCC Loans provided by FCCC in all such transactions outstanding at such date does not exceed the sum of $120,000,000 minus the aggregate value of all unencumbered real property pledged by all Subsidiaries (other than FCCC) under Section 8.15(b)(vi), as of such date.
     SECTION 8.16. SENIOR NOTES; 2006 PUTTABLE SENIOR NOTES.(a) The Borrower shall not alter, amend, change or modify the terms of any of the Senior Notes (i) to allow the maturity date of any of the Senior Notes to be less than ten (10) years from the respective date of issue, (ii) to provide for payment of interest under any of the Senior Notes more frequently than quarterly, or (iii) to modify the redemption provisions contained therein, including adding additional redemption provisions.
     (b) The Borrower shall not alter, amend, change or modify the terms of any of the 2006 Puttable Senior Notes (i) to allow the maturity of any of the 2006 Puttable Senior Notes to be less than five (5) years from the date of issue, (ii) to provide for payment of interest under any of the 2006 Puttable Senior Notes more frequently than quarterly, (iii) to provide additional circumstances pursuant to which holders of the 2006 Puttable Senior Notes may put their Notes to the Parent or to increase the put rate available to such holders, other than as provided in the 2006 Indenture, or (iv) to permit the Parent to redeem the 2006 Puttable Senior Notes prior to their maturity.
     SECTION 8.17. CHANGES IN BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Restatement Effective Date.
     SECTION 8.18. ANTI-TERRORISM LAWS. Neither the Borrower nor any of its Subsidiaries shall be in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of any Persons specified therein or that prohibits or limits any Bank or Agent from making any advances or extensions of credit to the Borrower or from otherwise conducting business with the Borrower.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
     Subject only to such exceptions, if any, as may be fully disclosed on Schedule 9.00 hereto furnished by the Borrower to each Bank prior to the execution and delivery hereof, the Borrower represents and warrants as follows:
     SECTION 9.01. EXISTENCE. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter) where the nature of the property owned and business transacted by the Borrower render such qualification necessary. Each of the Borrower’s Subsidiaries is duly organized and existing in good standing in the jurisdiction of its incorporation or formation. The Borrower and each of its Subsidiaries has full power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intends to engage.
     SECTION 9.02. RIGHT TO ACT. No registration with or approval of any governmental agency of any kind is required for the due execution and delivery or for the enforceability of this Agreement and any Note issued pursuant to this Agreement. The Borrower has legal power and right to execute and deliver this Agreement and any Note issued pursuant to this Agreement and to perform and observe the provisions of this Agreement and any Note issued pursuant hereto and all such actions have been duly authorized by all necessary corporate action of the Borrower. By executing and delivering this Agreement and any Note issued pursuant to this Agreement and by performing and observing the provisions of this Agreement and any Note issued pursuant hereto, the Borrower will not violate any existing provision of its Articles of Incorporation, Code of Regulations or any applicable law or violate or otherwise become in default under any existing contract, agreement, indenture or other obligation binding upon the Borrower. The officers executing and delivering this Agreement on behalf of the Borrower have been duly authorized to do so.
     SECTION 9.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, and the Guaranty constitutes a valid and binding agreement of the Parent, in both cases enforceable in accordance with their respective terms, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.
     SECTION 9.04. LITIGATION. No litigation or proceeding is pending or being threatened against the Borrower, the Parent or any Subsidiary before any court or any administrative agency which might, if successful, be expected to have a Material Adverse Effect on the Borrower or the Parent. The Internal Revenue Service has not alleged any default by the Borrower, the Parent or any Subsidiary in the payment of any tax or threatened to make any assessment in respect thereof.
     SECTION 9.05. EMPLOYEE RETIREMENT INCOME SECURITY ACT. No material Plan established or maintained by the Borrower or any Domestic Subsidiary, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of that Act applied, and no material liability to the PBGC, has been, or is expected by the Borrower or any Domestic Subsidiary to be, incurred with respect to any such Plan by the Borrower or any Domestic Subsidiary.
     SECTION 9.06. ENVIRONMENTAL COMPLIANCE. To the actual knowledge of the Borrower, the Borrower and each Subsidiary are in compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which the Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, for which failure to comply is likely to result in claims, penalties or fines in excess of $500,000 for any single claim of noncompliance or $5,000,000 in the aggregate for all such claims and occurrences. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or threatened against the Borrower or any Subsidiary, any real property in which the Borrower or any Subsidiary holds or has held an interest or any past or present operation of the Borrower or any Subsidiary. To the actual knowledge of the Borrower, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under, from, or to any real property in which the Borrower or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law that could reasonably be expected to result in claims of liability against the Borrower or any Subsidiary in excess of $500,000 for any single claim or $5,000,000 in the aggregate for all such claims. As used in this subsection, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.
     SECTION 9.07. SOLVENCY. The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Banks. The Borrower is not insolvent as defined in any applicable state or federal statute, nor will the Borrower be rendered insolvent by the execution and delivery of this Agreement or any Note to the Banks. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.
     SECTION 9.08. FINANCIAL STATEMENTS. The annual financial statements of the Borrower prepared as of January 31, 2007, certified by the Borrower’s Chief Financial Officer and heretofore furnished to each Bank, are true and complete, have been prepared in accordance with GAAP applied on a basis consistent with those used by the Borrower during its immediately preceding full fiscal year and fairly present its financial condition as of those dates and the results of its operations for the periods set forth therein. Since January 31, 2007, there has been no change in the Borrower’s financial condition, properties or business or in the financial condition, properties or business of any Subsidiary, in each case that has had or could reasonably be expected to have a Material Adverse Effect on the Parent or the Borrower and its Subsidiaries taken as a whole.
     SECTION 9.09. DEFAULTS. No Event of Default or Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.
     SECTION 9.10. OPERATIONS. The Borrower and its Subsidiaries have obtained and continue to possess all permits, licenses and authorizations the absence of which would materially and adversely affect the Borrower’s or a Subsidiary’s ability to carry on its business in the ordinary course.
     SECTION 9.11. TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC. The Borrower and its Subsidiaries have good and marketable title to all of their properties and assets, including, without limitation, the properties and assets reflected in the financial statements referred to in Section 9.08 (excepting, however, inventory and other immaterial assets, in each case sold or otherwise disposed of in the ordinary course of business subsequent to the date of such financial statements). There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower and its Subsidiaries other than such as are permitted under Section 8.05. The Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of their respective businesses as now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.
     SECTION 9.12. COMPLIANCE WITH OTHER INSTRUMENTS. The Borrower and, to the best of the Borrower’s knowledge, each Subsidiary is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any evidence of Indebtedness or Contingent Obligations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Borrower or its Subsidiaries, or will conflict with any material permit, license or authorization, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary.
     SECTION 9.13. MATERIAL RESTRICTIONS. Neither the Borrower, nor the Parent nor any of their respective Subsidiaries are a party to any agreement or other instrument or subject to any other restriction which would have a Materially Adverse Effect on the Parent or the Borrower and its Subsidiaries taken as a whole.
     SECTION 9.14. CORRECTNESS OF DATA FURNISHED. This Agreement and all schedules and exhibits attached hereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading; and there is no fact not otherwise disclosed in writing to the Agent which, to the knowledge of the Borrower, would have a Material Adverse Effect on the Borrower and its Subsidiaries.
     SECTION 9.15. TAXES. The Borrower, the Parent and each of their respective Subsidiaries has (a) timely filed all returns required to be filed by it with respect to all taxes, (b) paid all taxes shown to have become due pursuant to such returns, and (c) paid all other taxes for which a notice of assessment or demand for payment has been received other than taxes that the Borrower, the Parent or such Subsidiary is contesting in good faith with appropriate proceedings. All tax returns have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income (or other measure of tax) of the Borrower, the Parent or such Subsidiary filing the same. The accruals for taxes contained in the financial statements referred to in Section 9.08 are adequate under GAAP to cover all liabilities for taxes for all periods ending on or before the date of such financial statements and include adequate provision for all deferred taxes (including deferred federal taxes), and nothing has occurred subsequent to that date to make any of such accruals inadequate. All taxes for periods beginning after the date of this Agreement through and including the Restatement Effective Date have been paid or are adequately reserved against on the books of the Borrower or the Parent, as applicable. The Borrower, the Parent and each of their respective Subsidiaries has timely filed all information returns or reports which are required to be filed and has accurately reported all information required to be included on such returns or reports. There are no proposed assessments of taxes against the Borrower, the Parent or any of their respective Subsidiaries nor proposed adjustments to any tax return filed that, individually or in the aggregate, would have a Material Adverse Effect on the Borrower or the Parent.
     SECTION 9.16. COMPLIANCE WITH LAWS. The Borrower and, to the best of the Borrower’s knowledge, the Parent and each of their respective Subsidiaries is in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Borrower, the Parent or their respective Subsidiaries or to their respective properties.
     SECTION 9.17. REGULATION U, ETC. The Borrower does not own, nor does it have any present intention of acquiring, any “margin stock” within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of the Loans will not be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a “purpose credit” within the meaning of said Regulation U, or which might cause this Agreement to violate Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.
     SECTION 9.18. [RESERVED].
     SECTION 9.19. SECURITIES ACT, ETC. Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state or local securities laws, nor the qualification of the Agreement, the Notes and/or the Guaranty under the Trust Indenture Act of 1939, as amended, is required in connection with the Loans or the issuance and delivery of the Notes pursuant hereto.
     SECTION 9.20. INVESTMENT COMPANY ACT. The Borrower is not, nor immediately after the application by the Borrower of the proceeds of each Loan will the Borrower be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 9.21. INDEBTEDNESS OF SUBSIDIARIES. No Subsidiary has any Indebtedness other than (a) on terms that limit recourse for the payment thereof to the real property or other assets of the Subsidiary securing such Indebtedness, provided, that the assets securing such Indebtedness were acquired or developed with the proceeds of such Indebtedness, (b) such Indebtedness that is owed by a SPE Subsidiary, or (c) Indebtedness permitted under Section 8.04, 8.06 or 8.07 of this Agreement.
     SECTION 9.22. GUARANTIES.(a) All outstanding guaranties, including, but not limited to Completion Guaranties, issued by the Parent and the maximum amounts guaranteed pursuant to each such guaranty are set forth on Schedule 9.22 attached hereto.

     (b) With respect to each Completion Guaranty set forth on Schedule 9.22, the Parent has received a budget for the relevant construction project and any interest reserve provided in connection therewith is available to the construction lender only through project completion and not through stabilization of the project.
     SECTION 9.23. INDEBTEDNESS. Schedule 9.23 attached hereto sets forth a complete and accurate list of all Indebtedness, of each of the Parent and the Borrower (other than the Loans and intercompany Indebtedness), not otherwise disclosed on the most recent financial statements delivered by the Borrower to the Banks or by the Parent to the Banks, as applicable. All intercompany Indebtedness of the Parent and the Borrower is subordinated in all respects to the Borrower’s Debt to the Banks.
     SECTION 9.24. ANTI-TERRORISM LAW COMPLIANCE. Neither the Borrower nor any of its Subsidiaries is in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of any Persons specified therein or that prohibits or limits any Bank or Agent from making any advances or extensions of credit to the Borrower or from otherwise conducting business with the Borrower.
ARTICLE X
EVENTS OF DEFAULT
     Each of the following shall constitute an event of default (each an “Event of Default”) hereunder:
     SECTION 10.01. PAYMENTS. If all or any installment of the principal of, or interest on, any Note, or any fee provided hereunder shall not be paid in full punctually when due and payable.
     SECTION 10.02. COVENANTS.(a) If the Borrower shall fail or omit to perform or observe any agreement or other provision contained or referred to in Sections 7.13(a), 7.15, 7.16(a), 7.17 or Article 8 of this Agreement; or
     (b) If the Borrower shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Sections 10.01 or 10.02(a) hereof) contained or referred to in this Agreement or any Related Writing that is on the Borrower’s part to be complied with, and the Borrower shall not have corrected such failure or omission within thirty (30) days after the giving of written notice thereof to the Borrower by the Agent or any Bank that the specified default is to be remedied.
     SECTION 10.03. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by the Borrower to the Agents, the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.
     SECTION 10.04. CROSS DEFAULT. If the Borrower and/or any Subsidiary defaults in any payment of principal or interest due and owing upon any Indebtedness (other than the Debt)

in excess of $1,000,000, or, in the case of the Borrower, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 8.04 or 8.05, 8.06, or 8.07 hereof in excess of $1,000,000, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to accelerate the maturity of the related Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity or foreclose on any lien on property of the Borrower securing the same, except that defaults in payment or performance of non-recourse obligations of the Borrower or any Subsidiary shall not constitute Events of Default under this Section 10.04 unless such defaults have, individually or in the aggregate, a Material Adverse Effect on the Borrower.
     SECTION 10.05. TERMINATION OF PLAN. If (a) any Reportable Event occurs and the Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the PBGC or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Banks within thirty (30) days after the giving of written notice of such determination to the Borrower by the Banks or (b) any Plan shall be terminated within the meaning of Title IV of ERISA or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.
     SECTION 10.06. DOMESTIC SUBSIDIARY SOLVENCY. If (a) any Domestic Subsidiary shall (i) generally not pay its debts as such debts become due, or (ii) make a general assignment for the benefit of creditors, or (iii) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (iv) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (vii) take or omit to take any other action in order thereby to effect any of the foregoing or (viii) fail to pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its income, profits, or properties, and/or all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien or charge against such properties, in all cases before the same shall become in default, or (ix) fail to comply with any and all Environmental Laws applicable to such Domestic Subsidiary, its properties or activities, or (x) fail to observe, perform or fulfill any of its obligations, covenants or conditions contained in any evidence of Indebtedness or Contingent Obligations or other contract, decree, order, judgment, or instrument to which such Domestic Subsidiary is a party or by which it or its assets are bound, and (b) any such event or events described in (a) above shall in the reasonable judgment of the Banks have a Material Adverse Effect on the Borrower.

     SECTION 10.07. BORROWER’S SOLVENCY. If the Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time (the “Bankruptcy Code”), or (f) file a voluntary petition under any chapter or provision of the Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of the Borrower, approves a petition seeking reorganization of the Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for the Borrower or of all or a substantial part of its assets, or (h) take or omit to take any action in order thereby to effect any of the foregoing.
     SECTION 10.08. CHANGE OF OWNERSHIP; CHANGE OF MANAGEMENT EVENT. If a Change of Ownership Event or a Change of Management Event shall occur.
     SECTION 10.09. JUDGMENTS. If one or more judgments or decrees shall be entered against the Borrower involving a liability (not paid or fully covered by a reputable and solvent insurance company) in excess of $10,000,000 for all such judgments or decrees and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.
     SECTION 10.10. DEFAULT UNDER GUARANTY, SENIOR NOTES OR 2006 PUTTABLE SENIOR NOTES. If the Parent defaults in the payment or performance of any obligation in the Guaranty or in the performance of any other agreement, covenant, term or condition in the Guaranty, or in the payment or performance of any obligation under any of the Senior Notes, the 2006 Puttable Senior Notes, the Indenture or the 2006 Indenture (after giving effect to any applicable grace periods), or in the performance of any other agreement, covenant, term or condition in any of the Senior Notes the 2006 Puttable Senior Notes, the Indenture or the 2006 Indenture (after giving effect to any applicable grace periods).
     SECTION 10.11. DEFAULT UNDER SUBORDINATION AGREEMENT. If the Parent defaults in the performance of any obligation in any Subordination Agreement or in the performance of any other agreement, covenant, term or condition in any Subordination Agreement (which default shall only be an Event of Default hereunder when the Agent provides written notice of such default to the Parent and/or the Borrower).
ARTICLE XI
REMEDIES UPON DEFAULT
     Notwithstanding any contrary provision or inference herein or elsewhere, the Banks may take any or all of the following actions if any Event of Default occurs and is continuing:

     SECTION 11.01. OPTIONAL DEFAULTS. If any Event of Default referred to in Sections 10.01, 10.02(a), 10.02(b), 10.03, 10.04, 10.05, 10.06, 10.07 (other than Section 10.07 (e), (f), (g) or (h) (solely as it relates to Section 10.07(a), (b), (c) or (d)) and/or Section 10.08, 10.09, 10.10 (other than an Event of Default (as defined in the Guaranty) under Section 10(g) or 10(h) of the Guaranty) or 10.11 shall occur, the Required Banks shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to the Borrower, and to
     (a) terminate the Commitments and the credits hereby established and any letter of credit which may be terminated in accordance with its terms, in each case, if not theretofore terminated, and forthwith upon such election the obligations of the Banks, and each thereof, to make any further Loan or Loans and/or issue further letters of credit hereunder immediately shall be terminated, and/or
     (b) accelerate the maturity of all of Borrower’s Debt to the Banks (if it is not already due and payable), whereupon all of Borrower’s Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.
     SECTION 11.02. AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 10.07(e), 10.07(f), 10.07(g), 10.07 (h) (solely as it relates to Section 10.07(e), (f) or (g)) or 10.10 (with regard to an Event of Default (as defined in the Guaranty) under Section 10(g) or 10(h) of the Guaranty) hereof shall occur,
     (a) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan or Loans and/or issue further letters of credit hereunder, and
     (b) the principal of and interest on all Notes then outstanding, and all of Borrower’s Debt to the Banks shall thereupon become and thereafter be immediately due and payable in full (if it is not already due and payable), all without any presentment, demand or notice of any kind, all of which are hereby waived by the Borrower.
     SECTION 11.03. REMEDIES RELATING TO LETTERS OF CREDIT. In the event the Commitments are terminated and/or the Debt is accelerated pursuant to Section 11.01 or 11.02 above, the Borrower shall immediately deposit with the Agent an amount of cash equal to the then aggregate amount of the stated amounts of all letters of credit outstanding hereunder as security for reimbursement of any drawings made on any such letters of credit and as collateral for repayment of the Debt or any part thereof.
     SECTION 11.04. OFFSETS. If there shall occur or exist any Possible Default under Section 10.07 hereof or if the maturity of the Notes is accelerated pursuant to Section 11.01 or 11.02 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 12.12 hereof), whether or not the same shall then have matured, any and all deposit balances and all other Indebtedness then held or owing by that Bank to or for the credit or account of the

Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.
     SECTION 11.05. APPLICATION OF PAYMENTS. Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower waives any right it may have to direct the application of any and all payments received by the Agent or the Banks on account of the Debt and the Borrower agrees that the Agent and each Bank shall have the right, in its sole and absolute discretion, to apply and re-apply any and all such payments in such manner as the Agent or such Bank may deem advisable, subject to the Pro rata sharing of any such payments among the Banks.
ARTICLE XII
THE AGENT
     SECTION 12.01. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably designates and appoints KeyBank National Association as the Agent of such Bank to act as specified in this Agreement and each such Bank hereby irrevocably authorizes KeyBank National Association to take such action as the Agent on its behalf and to exercise such powers and perform such duties hereunder as are expressly delegated to the Agent by the terms of this Agreement or any Related Writing, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article XII. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, or any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into, created by or arise under this Agreement or any Related Writing or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Related Writings with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Subject to the provisions of Sections 12.03 and 12.11, the Agent shall administer the Loans in the same manner as it administers its own loans. The provisions of this Article XII are solely for the benefit of the Agent and the Banks, and neither the Borrower, the Parent nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or their respective Subsidiaries.
     SECTION 12.02. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement, the Notes or any Related Writing by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

     SECTION 12.03. LIABILITY OF AGENT. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement, the Notes or the other Related Writings or the transactions contemplated hereby (except for its or such Person’s own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Banks or any participant for any recitals, statements, representations or warranties made by the Borrower, the Parent, or any of their respective Subsidiaries or any of their responsible officers, contained in this Agreement or any Related Writing, or for any failure of the Borrower, the Parent or any of their respective Subsidiaries or any of their respective officers, or any other party to this Agreement or any Related Writing to perform its obligations hereunder or thereunder, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Related Writing. Each Bank by its signature to this Agreement acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition or any other condition of Borrower, the Parent or any Subsidiary, or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of Borrower, the Parent and any Subsidiary in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans or at any time or times thereafter. The Agent shall not be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Writing, or to inspect the properties, books or records of the Parent, the Borrower, any of their Subsidiaries or any Affiliate of any of them.
     SECTION 12.04. RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, signature, notice, consent, certificate, affidavit, letter, cablegram, facsimile transmission, telex or teletype message, electronic mail message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or the Parent), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Notes or any Related Writing unless it shall first receive such advice or concurrence of the Required Banks or the Super Majority Banks, as it deems appropriate, and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Related Writings in accordance with a request or consent of the Required Banks or the Super Majority Banks, as applicable, and such request and any action or failure to act pursuant thereto shall be binding upon all the Banks.

     (b) For purposes of determining compliance with the conditions specified in Article VI, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received written notice from such Bank prior to the Restatement Effective Date or from an Additional Bank prior to the applicable Additional Bank Assumption Effective Date, as applicable, specifying its objection thereto.
     SECTION 12.05. RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT. The Agent may resign upon twenty (20) days’ notice to the Banks or the Agent may be removed by the vote of the Required Banks (excluding the Agent). Upon the resignation or removal of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval of the Borrower so long as no Possible Default or Event of Default then exists (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall include such successor agent effective upon its appointment, and the resigning or removed Agent’s rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Agreement. After the resignation or removal of the Agent hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the event no successor agent has been appointed by the end of such twenty (20) day period in the case of a resignation or upon the removal of the Agent by the Required Banks (excluding the Agent), the resignation or removal of the Agent shall become effective and the Required Banks shall perform the duties of the Agent until a successor agent is appointed.
     SECTION 12.06. NOTE HOLDERS. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
     SECTION 12.07. CONSULTATION WITH COUNSEL. (a) The Agent may consult with legal counsel reasonably selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.
     (b) Should the Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to this Agreement, the Notes or any of the Related Writings, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under this Agreement, the Notes or any Related Writing, each Bank, upon demand therefor from time to time, shall contribute its share (based on its Pro rata share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided, that the Agent shall not be entitled to reimbursement of its attorneys’ fees and expenses incurred in connection with the resolution of disputes between the Agent and the other Banks unless the Agent shall be the prevailing party in any such dispute and, provided, further, that the Agent shall only be entitled to such reimbursement from those Banks that were involved in the dispute with the Agent. Any loss of principal and interest resulting from any Event of Default shall be shared by the Banks in accordance with their respective Pro rata shares.
     SECTION 12.08. DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.
     SECTION 12.09. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall not be deemed to have knowledge or notice of the occurrence of any Possible Default or Event of Default hereunder (other than the failure to make available to the Agent any principal of or interest on the Loans for the account of the Banks as required under this Agreement and the Notes), unless the Agent has actually received written notice from a Bank or the Borrower describing such Possible Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Possible Default or Event of Default as it shall deem advisable or in the best interests of the Banks.
     SECTION 12.10. INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks agree to indemnify upon demand the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the Borrower’s obligation to do so), Pro rata according to the respective principal amounts of their Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this Agreement, the Notes or any Related Writing, or the transactions contemplated hereby or thereby, or any action taken or omitted to be taken by the Agent under or in connection with the foregoing, provided, that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent’s gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this Agreement, provided, that no action taken in accordance with the directions of the Required Lenders or the Super Majority Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.10. If any indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.10 shall survive the termination of this Agreement, the payment of the Debt and the resignation of the Agent. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its Pro rata share of any costs or out-of-pocket expenses

(including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Related Writing or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.
     SECTION 12.11. AGENTS IN THEIR INDIVIDUAL CAPACITIES. KeyBank National Association, National City Bank and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parent, the Borrower and their respective Subsidiaries as though KeyBank National Association or National City Bank, as applicable, were not an Agent and, without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, KeyBank National Association, National City Bank or their respective Affiliates may receive information regarding the Parent, the Borrower or their Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Parent, the Borrower or their Subsidiaries) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, each of KeyBank National Association and National City Bank and their respective Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent or the Syndication Agent, as the case may be, and the terms “Bank” and “Banks” include KeyBank National Association and National City in their individual capacities.
     SECTION 12.12. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks or any thereof in respect of Borrower’s Debt to the Banks including without limitation in respect of the letters of credit described in Schedule 3.01 hereof (except as to Swing Loans prior to the Agent’s giving of notice to participate and under Sections 4.06, 4.07, 4.08, 4.09, 4.10 and/or 4.11, hereof), it will purchase from the other Banks, for cash and at par, such additional participation in Borrower’s Debt to the Banks as shall be necessary to nullify the Advantage. If any said Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment from or on behalf of Borrower on any Indebtedness owing by the Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 12.13) until Borrower’s Debt has been paid in full. The Borrower agrees that any Bank so purchasing a participation from the other Banks pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

     SECTION 12.13. NO RELIANCE ON AGENTS’ CUSTOMER IDENTIFICATION PROGRAMS. Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees may rely on the Agents, or either of them, to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder or any other Anti-Terrorism Law, including, without limitation, any identity verification procedures, any record keeping, any comparisons with government lists, any customer notices or any other procedures required under the USA Patriot Act, its regulations or any other Anti-Terrorism Law.
ARTICLE XIII
MISCELLANEOUS
     SECTION 13.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder and no omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges that the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.
     SECTION 13.02. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes or of the Guaranty, nor any consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks, the Super Majority Banks or all of the Banks, as appropriate, under this Section 13.02, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks, or, if there is any borrowing hereunder, the holders of one hundred percent (100%) (by outstanding principal amount) of the Notes (excluding the Swing Line Notes), shall be required with respect to (a) an increase in any Commitment, an increase in the Maximum Swing Line Amount, the extension of maturity of the Notes (other than the Swing Line Notes) or the payment date of interest thereunder, (b) any reduction in the rate of interest on the Notes (other than the Swing Line Notes), or in any amount of principal or interest due on any Note (other than the Swing Line Notes) or in the amount of fees or other amounts due to the Banks (or any of them) hereunder or under the Related Writings or any change in the manner of Pro rata application of any payment made by the Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (c) any change in any percentage voting requirements in this Agreement, (d) the release of all of the value of the Guaranty, or any material amendment or modification thereto, or any other guarantee in favor of the Banks, provided, that only the consent of the Required Banks will be required to increase the outstanding and unredeemed principal amount of Indebtedness that may be incurred by the Parent under the Indenture and to modify the provisions of, and definitions in the Guaranty related thereto, (e) any amendment to the definitions of Required Banks, Super Majority Banks or Reference Banks set forth herein or to this Section 13.02, or (f) any material amendment to any representation, warranty, covenant, Possible Default, Event of Default or remedy provided herein or under any Related Writing. The consent of the holders of eighty percent (80%) (by outstanding principal amount) of the Notes (excluding the Swing Line Notes) (the “Super Majority Banks”) shall be required for any amendments, modifications or other changes to Section 8.13 hereof or Section 9.14 of the Guaranty. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Agent to all Banks, provided, that, notwithstanding anything contained herein to the contrary, the Agent and the Swing Line Lenders shall have the right to decrease the interest rate on the Swing Loans, extend the maturity of payments on the Swing Loans for ten (10) days beyond the applicable Swing Loan Maturity Date and decrease the amount of payments on the Swing Loans, without the consent of any other Banks, other than the other Swing Line Lender and any Bank that has purchased a participation in such Swing Loans pursuant to Section 2.07(c) hereof. Each Swing Line Lender must consent to any increase in the Maximum Swing Line Amount. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 13.02, regardless of its failure to agree thereto.
     By its signature hereto, each Bank consents to the terms and provisions of the Amended and Restated Guaranty, dated as of the date hereof, and issued by the Parent to the Banks, the Agents, and the Co-Documentation Agents.
     SECTION 13.03. NOTICES. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile, transmission or cable communication) and mailed, telexed, telegraphed, facsimile transmitted, cabled or delivered, if to the Borrower, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, addressed to the address of such Bank specified on the signature pages of this Agreement and if to the Agents, addressed to them at the address of the Agent or the Syndication Agent, as applicable, specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Borrower to the Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by the Agent or the Banks.
     SECTION 13.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Banks and the Agents, and any expenses incurred in connection with the preparation of this Agreement, the Notes and any Related Writings, including, without limitation (i) administration and out-of-pocket expenses of the Agent in connection with the administration of this Agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (ii) extraordinary expenses of the Agents or the Banks in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (iii) the reasonable fees and out-of-pocket expenses of Thompson Hine LLP, counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and related matters, and (iv) all costs and expenses, including reasonable attorneys’ fees and out-of-pocket expenses, in connection with the restructuring or enforcement of this Agreement, the Notes or any Related Writing. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.
     SECTION 13.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower made in or pursuant to this Agreement or in any certificate or other Related Writing in connection herewith shall survive the closing hereof or the making of the Loans or other transactions in connection with which given.
     SECTION 13.06. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Agents or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among the Borrower and the Banks with respect to this Agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and no Bank has any fiduciary obligation toward the Borrower with respect to any such documents or the transactions contemplated thereby.
     SECTION 13.07. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     SECTION 13.08. BINDING EFFECT; ASSIGNMENT. (a) This Agreement shall become effective on the date (the “Restatement Effective Date”) (i) when it shall have been executed by the Borrower, the Agents and by each Bank and shall have been delivered to the Agent and (ii) when the conditions set forth in Article VI are met to the satisfaction of, or waived in writing by, the Agent and the Required Lenders, and thereafter shall be binding upon and inure to the benefit of the Borrower and each of the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks, which consent may be withheld in their sole discretion. Each Bank may at any time grant participations in any of its rights hereunder or under its Note or Notes to another commercial bank, financial institution, mutual fund or any institutional “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that in the case of any such participation, the participant shall not have any rights under this Agreement, the Notes or any Related Writing (the participant’s rights against such Bank in respect of any such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by such Bank hereunder shall be determined as if such Bank had not sold such participation; and provided, further, that no Bank shall transfer, assign or grant any participation under this Agreement under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any Related Writing.

     (b) Notwithstanding the foregoing, (i) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to an affiliate of such Bank and (ii) with the consent of the Agent and the Borrower so long as no Possible Default or Event of Default then exists (which consents shall not be unreasonably withheld or delayed), any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more commercial banks, financial institutions (including one or more Banks), mutual funds or institutional “accredited investors” (as defined in Regulation D of the Securities Act of 1933, as amended), provided, that (A) any assignment of a Bank’s Loans shall include a ratable part of such Bank’s Commitment, and (B) the consent of the Agent (which consent shall not be unreasonably withheld or delayed) shall be required for any assignment of a Commitment to the extent any letters of credit are outstanding. No assignment pursuant to subsection (ii) of the immediately preceding sentence shall be in an aggregate amount less than Ten Million Dollars ($10,000,000). If any Bank so sells all or a part of its rights hereunder or under any Note, any reference in this Agreement or such Note to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to Section 13.08(b)(ii) shall be effected by the assigning Bank and the assignee Bank executing a Bank Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed). At the time of any such assignment pursuant to Section 13.08(b)(ii), (X) Exhibit A shall be deemed to be amended to reflect the Commitments of the respective assignee (which shall result in a corresponding reduction of the Commitment of the assigning Bank) and of the other Banks (Y) if any such assignment occurs after the Restatement Effective Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank (upon delivery of the existing Note or Notes of such assigning Bank) in conformity with the requirements of this Agreement and (Z) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a nonrefundable assignment fee of $3,000.
     (c) Notwithstanding any other provisions of this Section 13.08, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration Statement with the Securities and Exchange Commission or to qualify the loans under the “Blue Sky” laws of any State.
     (d) Notwithstanding any other provisions of this Section 13.08, so long as no Event of Default has occurred and is continuing and the Administrative Agent or the Syndication Agent, as applicable, has not resigned or been removed pursuant to the provisions of this Agreement, each Agent agrees that it will not assign or transfer any of its Loans and/or Commitments to the extent that the amount of the Loans and/or Commitments that such Agent would continue to hold following such assignment or transfer would be less than ten percent (10%) of the aggregate Loans and/or Commitments of all of the Banks.
     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign all or any portion of its rights under this Agreement, the Guaranty and the other documents executed and delivered in connection therewith (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Agents, the Borrower or the Parent, provided, that no such pledge or assignment or enforcement thereof shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
     SECTION 13.09. INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify and hold harmless the Agents, the Banks and their respective directors, officers, employees and Affiliates from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Agents, the Banks and their respective directors, officers, employees and Affiliates in connection with any investigative, administrative or judicial proceeding (whether the Agents and the Banks are or are not designated as a party thereto) relating to or arising out of this Agreement, the Notes or the other Related Writings, the transactions contemplated thereby, including, but not limited to, the Permitted Non-Affiliate Loans, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Agents and the Banks nor any directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for their own gross negligence or willful misconduct. All obligations under this Section 13.09 shall survive any termination of this Agreement.
     SECTION 13.10. GOVERNING LAW. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws and the respective rights and obligations of the Borrower and the Banks shall be governed by Ohio law.
     SECTION 13.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several headings to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.
     SECTION 13.12. PURPOSE. Each of the Banks represents and warrants to the Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto solely in connection with such Bank’s commercial lending activities and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.
     SECTION 13.13. CONSENT TO JURISDICTION. The Borrower agrees that any action or proceeding to enforce or arising out of this Agreement may be commenced in the Court of Common Pleas for Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio, and the Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction over the Borrower if served to the Borrower at the address listed opposite the signature of the Borrower at the end of this Agreement or as otherwise provided by the laws of the State of Ohio or the United States.

     SECTION 13.14. ENTIRE AGREEMENT. This Agreement, the Notes, the Related Writings and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.
     SECTION 13.15. JURY TRIAL WAIVER. THE BORROWER AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER AND THE BANKS, OR ANY THEREOF.
     SECTION 13.16. SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other obligations under this Agreement.
     SECTION 13.17. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Possible Default or an Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute a Possible Default or an Event of Default if such action is taken or condition exists.
     SECTION 13.18. INTERPRETATION. The Borrower, each Agent and each Bank acknowledges that such party, either directly or through such party’s representatives, has participated in the drafting of this Agreement, and any applicable rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.
     SECTION 13.19. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, the Parent, any Subsidiary of the Parent, any Bank, the Agent, the Syndication Agent, any Co-Documentation Agent or any other Person against the Agent, the Syndication Agent, any Co-Documentation Agent or any other Bank or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Notes, the Guaranty or any other Related Writing, or any act, omission or event occurring in connection therewith; and the Borrower, each Bank, the Agent, the Syndication Agent and each Co-Documentation Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     SECTION 13.20. USA PATRIOT ACT NOTIFICATION.
 Each Bank, each Agent (for itself and not on behalf of any Bank) and each Co-Documentation Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, such Bank, such Agent and such Co-Documentation Agent are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, such Agent or such Co-Documentation Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.
[Remainder of page intentionally left blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

Address:	FOREST CITY RENTAL PROPERTIES CORPORATION
1100 Terminal Tower
Cleveland, Ohio 44113

	By:	/s/ THOMAS G. SMITH

Name: Thomas G. Smith
Title: Vice President and Assistant Secretary

Address:	KEYBANK NATIONAL ASSOCIATION
127 Public Square	individually and as Agent
Cleveland, Ohio 44114

	By:	/s/ JOSHUA MAYERS

Name: Joshua Mayers
Title: Assistant Vice President

Address:	NATIONAL CITY BANK individually and as
1900 East Ninth Street	Syndication Agent
Cleveland, Ohio 44114

	By:	/s/ RONALD J. MAJKA

Name: Ronald J. Majka
Title: Senior Vice President

Address:	THE HUNTINGTON NATIONAL BANK
917 Euclid Avenue
Mailcode – CM17
Cleveland, Ohio 44115	By:	/s/ RYAN J. TERRANO

Name: Ryan J. Terrano
Title: Vice President
[Signature page to Amended and Restated Credit Agreement]

Address:	U.S. BANK NATIONAL ASSOCIATION
Attn: Dennis J. Redpath, SVP
Real Estate Banking Group
209 South LaSalle Street, Suite 410
Chicago, Illinois 60604	By:	/s/ DENNIS J. REDPATH

Name: Dennis J. Redpath
Title: Senior Vice President

Address:	COMERICA BANK
500 Woodward Ave., 7th Floor
MC 3256
Detroit, Michigan 48226	By:	/s/ CHARLES WEDDELL

Name: Charles Weddell
Title: Account Officer

Address:	FIRST MERIT BANK
101 West Prospect Avenue
Suite 350
Cleveland, Ohio 44115	By:	/s/ MICHAEL J. MASON

Name: Michael J. Mason
Title: Vice President

Address:	LASALLE BANK NATIONAL ASSOCIATION
Institutional Real Estate
135 South LaSalle Street,
Suite 1225
Chicago, Illinois 60603
	By:	/s/ MARILYN M. TOMFORDHE

Name: Marilyn M. Tomfordhe
Title: Senior Vice President

Address:	MANUFACTURERS AND TRADERS TRUST COMPANY
One Fountain Plaza
Buffalo, New York 14203-1495

	By:	/s/ JON WERBITSKY

Name: Jon Werbitsky
Title: Vice President
[Signature page to Amended and Restated Credit Agreement]

Address:	FIFTH THIRD BANK
600 Superior Avenue East
Cleveland, Ohio 44114

	By:	/s/ ROY C. LANCTOT

Name: Roy C. Lanctot
Title: Vice President

Address:	BANK OF AMERICA, N.A.
One Federal Street
Mail Code: MA5-503-04-16
Boston, Massachusetts 02110
	By:	/s/ JAMES J. MAGALDI

Name: James J. Magaldi
Title: Senior Vice President

Address:	CHARTER ONE BANK, N.A.
Attn: Florentina Djulvezan, V.P.
Commercial Real Estate
1215 Superior Avenue, 6th Floor
Cleveland, Ohio 44114
	By:	/s/ FLORENTINA DJULVEZAN

Name: Florentina Djulvezan
Title: Vice President

Address:	BMO Capital Markets Financing, Inc.
Attn: Virginia Neale,
Vice President
111 West Monroe Street
10th Floor West
Chicago, Illinois 60603
	By:	/s/ VIRGINIA NEALE

Name: Virginia Neale
Title: Vice President
[Signature page to Amended and Restated Credit Agreement]

Address:	CALYON NEW YORK BRANCH
1301 Avenue of the Americas
New York, New York 10019
	By:	/s/ DANIEL J. REDDY

Name: Daniel J. Reddy
Title: Director

	By:	/s/ PAUL T. RAGUSIN

Name: Paul T. Ragusin
Title: Director
[Signature page to Amended and Restated Credit Agreement]

EXHIBIT A
COMMITMENTS

Bank	Maximum Amount

KeyBank National Association	$70,000,000

National City Bank	$70,000,000

Bank of America, N.A.	$55,000,000

LaSalle Bank National Association	$55,000,000

U.S. Bank National Association	$50,000,000

Fifth Third Bank	$45,000,000

Manufacturers and Traders Trust Company	$45,000,000

The Huntington National Bank	$45,000,000

Charter One Bank, N.A.	$40,000,000

BMO Capital Markets Financing, Inc.	$35,000,000

Calyon New York Branch	$35,000,000

Comerica Bank	$30,000,000

First Merit Bank	$25,000,000

TOTAL	$600,000,000

EXHIBIT B
FORM OF GUARANTY
The Amended and Restated Guaranty of Payment of Debt is attached as Exhibit No. 10.44 to this
Form 10-Q filing.

EXHIBIT C
OUTSTANDING LETTERS OF CREDIT
Intentionally Omitted

EXHIBIT D-1
FORM OF REVOLVING LOAN NOTE
AMENDED AND RESTATED REVOLVING LOAN NOTE
(Holder)

$	Cleveland, Ohio

     FOR VALUE RECEIVED, the undersigned, FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), hereby promises to pay to the order of [Name of Holder] (the “Holder”), in lawful money of the United States of America, at the main office of KeyBank National Association, Administrative Agent, 127 Public Square, Cleveland, Ohio 44114, the principal sum of [                                        ] DOLLARS ($[                    ]), or, if lesser, the aggregate unpaid principal amount of all Revolving Loans evidenced by this Note (as hereinafter defined) made by the Holder to the Borrower pursuant to Section 2.03 of the Credit Agreement (as hereinafter defined). The unpaid principal balance outstanding on this Amended and Restated Revolving Loan Note (this “Note”) from time to time and interest thereon shall be determined by the ledgers and records of the Holder as accurately maintained.
     This Note is one of the Revolving Loan Notes defined and referred to in, and is entitled to the benefits of, a certain Amended and Restated Credit Agreement dated as of June 6, 2007, by and among the Borrower, the Banks named therein, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent and Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents (as so amended, and as it may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”). A statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto is made by reference to the Credit Agreement, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
     This Note amends, restates and replaces in its entirety the Revolving Loan Note dated as of June 30, 2006 by the Borrower in favor of the Holder (the “Original Note”) and is not intended as, and shall not be deemed to be, a repayment, cancellation, refinancing or replacement of the Indebtedness created by the Original Note, but rather as a consolidation and continuation of such Indebtedness on the terms set forth in the Credit Agreement.
     The principal of this Note shall be due and payable on the Termination Date, or earlier as provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rates per annum determined in accordance with the Credit

Agreement. Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement; provided, that interest on any principal not paid when due shall be due and payable on demand.
     Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed.
     Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term “Holder” includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.
     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate(s) equal to the rate(s) otherwise in effect pursuant to the Credit Agreement plus two percent (2%) per annum. All payments of principal and interest on this Note shall be made in immediately available funds.
     The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that the Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.
     This Note was executed in Cleveland, Cuyahoga County, Ohio. The construction, validity and enforceability of this Note shall be governed by and interpreted according to the laws of the State of Ohio.
     The Borrower authorizes any attorney at law to appear before any court of record, whether state or Federal, in the county where this Note was executed or where the Borrower resides or may be found, after the unpaid principal balance of this Note becomes due, either by lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, and waive the issuance and service of process, admit the maturity of this Note, by reason of acceleration or otherwise, and confess judgment against the Borrower in favor of the Holder of this Note for the amount then appearing due on this Note, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. The Borrower expressly authorizes any attorneys or agents for the Holder to receive compensation from the Holder for services rendered in exercising the foregoing warrant of attorney and in the enforcement of any judgment obtained against the Borrower in favor of the Holder on this Note, and the Borrower expressly waives any conflict of interest to which any attorneys for the Holder may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Holder provided for herein or the enforcement of any judgment hereon in favor of the Holder. The foregoing warrant of attorney shall survive any judgment and may be used from time to time without exhausting the right to further use the warrant of attorney and, if any judgment be vacated for any reason, the Holder of this Note nevertheless may use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

FOREST CITY RENTAL PROPERTIES CORPORATION
By:
Name:
Title:

EXHIBIT D-2
FORM OF SWING LINE NOTE
AMENDED AND RESTATED SWING LINE NOTE
(Holder)

$	Cleveland, Ohio

     FOR VALUE RECEIVED, the undersigned, FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), hereby promises to pay to the order of                                                             (the “Holder”), in lawful money of the United States of America at the main office of KeyBank National Association, Administrative Agent, 127 Public Square, Cleveland, Ohio 44114, the principal sum of                                                              DOLLARS ($                     ), or, if lesser, the aggregate unpaid principal amount of all Swing Loans evidenced by this Amended and Restated Swing Line Note (this “Note”) made by the Holder to the Borrower pursuant to Section 2.07 of the Credit Agreement (as hereinafter defined). The unpaid principal balance outstanding on this Note from time to time and interest thereon shall be determined by the ledgers and records of the Holder as accurately maintained.
     This Note is one of the Swing Line Notes defined and referred to in, and is entitled to the benefits of, a certain Amended and Restated Credit Agreement dated as of June 6, 2007, by and among the Borrower, the Banks named therein, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent and Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents (as so amended, and as it may be further amended, amended and restated, or otherwise modified from time to time, the “Credit Agreement”). A statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto is made by reference to the Credit Agreement, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
     This Note amends, restates and replaces in its entirety the Swing Line Note dated as of April 7, 2005, by the Borrower in favor of the Holder (the “Original Note”) and is not intended as, and shall not be deemed to be, a repayment, cancellation, refinancing or replacement of the Indebtedness created by the Original Note, but rather as a consolidation and continuation of such Indebtedness on the terms set forth in the Credit Agreement.
     The principal of this Note shall be due and payable on the earlier of the Swing Loan Maturity Date applicable thereto and the Termination Date. The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rates per annum determined in accordance with Section 2.07 of the Credit Agreement. Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement; provided, that interest on any principal not paid when due shall be due and payable on demand.

     Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed.
     Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term “Holder” includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.
     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate(s) equal to the rate(s) otherwise in effect pursuant to the Credit Agreement plus two percent (2%) per annum. All payments of principal and interest on this Note shall be made in immediately available funds.
     The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that the Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.
     This Note was executed in Cleveland, Cuyahoga County, Ohio. The construction, validity and enforceability of this Note shall be governed by and interpreted according to the laws of the State of Ohio.
     The Borrower authorizes any attorney at law to appear before any court of record, whether state or Federal, in the county where this Note was executed or where the Borrower resides or may be found, after the unpaid principal balance of this Note becomes due, either by lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, and waive the issuance and service of process, admit the maturity of this Note, by reason of acceleration or otherwise, and confess judgment against the Borrower in favor of the Holder of this Note for the amount then appearing due on this Note, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. The Borrower expressly authorizes any attorneys or agents for the Holder to receive compensation from the Holder for services rendered in exercising the foregoing warrant of attorney and in the enforcement of any judgment obtained against the Borrower in favor of the Holder on this Note, and the Borrower expressly waives any conflict of interest to which any attorneys for the Holder may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Holder provided for herein or the enforcement of any judgment hereon in favor of the Holder. The foregoing warrant of attorney shall survive any judgment and may be used from time to time without exhausting the right to further use the warrant of attorney and, if any judgment be vacated for any reason, the Holder of this Note nevertheless may use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

     “WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

FOREST CITY RENTAL PROPERTIES CORPORATION
By:
Name:
Title:

EXHIBIT E
FORM OF LETTER OF CREDIT REQUEST
No. ______1      Dated ____________2
KeyBank National Association, as Administrative Agent
under the Amended and Restated Credit Agreement (as so amended, and as it may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”), dated as of June 6, 2007, among Forest City Rental Properties Corporation, the Banks from time to time party thereto, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent and Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents
127 Public Square
Cleveland, Ohio 44114

Attention:

Dear Sirs:
We hereby request that KeyBank National Association, in its capacity as Administrative Agent, issue a Letter of Credit for the account of the undersigned on                     3 (the “Date of Issuance”) in the aggregate stated amount of                     4. The requested Letter of Credit shall be denominated in U.S. dollars.
For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided in the Credit Agreement.

[1]Letter of Credit Request Number.

[2]Date of Letter of Credit Request.

[3]Date of Issuance which shall be at least five Cleveland Banking Days after the date of this Letter of Credit Request (or such shorter period as is acceptable to KeyBank National Association).

[4]Aggregate initial stated amount of Letter of Credit.

The beneficiary of the requested Letter of Credit will be                                         5, and such Letter of Credit will be in support of                                         6 and will have a stated expiration date of                     7.
We hereby certify that:
     (1) the representations and warranties contained in the Credit Agreement and the Related Writings will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
     (2) no Possible Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Possible Default or an Event of Default occur.
Copies of all relevant documentation with respect to the supported transaction, as required by the Credit Agreement, are attached hereto.

FOREST CITY RENTAL PROPERTIES CORPORATION
By:
Title:

[5]Insert name and address of beneficiary.

[6]Insert description of the Indebtedness and describe obligation to which it relates or a description of the commercial transaction which is being supported, as applicable.

[7]Insert last date upon which drafts may be presented which may not be later than the Termination Date.

EXHIBIT F
FORM OF NOTICE OF BORROWING
___________ ___, 200_
KeyBank National Association, as Administrative Agent under the
Credit Agreement (referred to below)
127 Public Square
Cleveland, Ohio 44114
Attention:
Ladies and Gentlemen:
The undersigned, Forest City Rental Properties Corporation (the “Borrower”), hereby gives you notice, irrevocably, pursuant to Section 5.01 of the Amended and Restated Credit Agreement, dated as of June 6, 2007 (as so amended, and as it may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as so defined), among the Borrower, various Banks from time to time party thereto, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents and you, as Administrative Agent for such Banks, that the undersigned requests a Loan under the Credit Agreement and for that purpose sets forth below the information relating to such Loan (the “Proposed Loan”):
     (i) The proposed borrowing is to be a [Revolving Loan] [Swing Loan].
     (ii) The aggregate principal amount of the Proposed Loan is $                                        .
     (iii) The Cleveland Banking Day of the Proposed Loan is                                         .1
     (iv) The Proposed Loan, if a Revolving Loan, shall be initially maintained subject to the [Base Rate Option] [the LIBOR Rate Option].
     (v) The initial Interest Period for the Proposed Loan (if subject to the LIBOR Rate Option) is                      month(s).

[1]Shall be a Cleveland Banking Day at least one Cleveland Banking Day in the case of Loans subject to the Base Rate Option and two Cleveland Banking Days in the case of Loans subject to the LIBOR Rate Option, in each case, after the date hereof and may be the same day as the date hereof if a Swing Loan.

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Loan:
     (A) the representations and warranties contained in the Credit Agreement and the Related Writings are and will be true and correct in all material respects, both before and after giving effect to the Proposed Loan and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
     (B) no Possible Default or Event of Default has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds thereof.

FOREST CITY RENTAL PROPERTIES CORPORATION
By:
Name:
Title:

EXHIBIT G
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment Agreement”) between                                         (the “Assignor”) and                      (the “Assignee”) is dated as of                     .
W I T N E S S E T H:
     WHEREAS, the Assignor is a party to a certain Amended and Restated Credit Agreement, dated as of June 6, 2007, by and among Forest City Rental Properties Corporation, an Ohio corporation (the “Borrower”), the Banks named therein, KeyBank National Association, as Administrative Agent (hereinafter referred to as the “Agent”), National City Bank, as Syndication Agent and Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents (as so amended, and as it may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement; and
     WHEREAS, the Assignor is willing to sell and assign to the Assignee, and the Assignee is willing to purchase and assume from the Assignor, all or a portion of the Assignor’s Loans and/or Commitments under the Credit Agreement;
     NOW, THEREFORE, it is mutually agreed as follows:
     1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the date hereof, all or a portion of the Assignor’s Revolving Loans, which amount shall not be less than Ten Million Dollars ($10,000,000) to the extent that the Assignee is not an Affiliate of the Assignor, and the pro-rata share of the Assignor’s Commitment as each specified on Schedule 1 attached hereto and the Assignor’s corresponding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth in Item 2(C) and Item 2(F) of Schedule 1 respectively.
     2. The effective date of this Assignment Agreement (the “Effective Date”) shall be the date specified in Item 3 of Schedule 1. In no event will the Effective Date occur if the assignment fees required to be paid to the Agent under Section 3 hereof are not paid on or prior to the proposed Effective Date, unless otherwise agreed to in writing by the Agent. The Assignor will (i) no later than three (3) Business Days prior to the proposed Effective Date, notify the Agent of the proposed Effective Date; (ii) if the Assignor and the Assignee are not affiliated entities, obtain consents of this assignment from the Agent and the Borrower, if required, prior to the proposed Effective Date, which consent shall not be unreasonably withheld or delayed, and (iii) to the extent any letters of credit are outstanding, obtain consents of this assignment from the Agent prior to the proposed Effective Date, which consent shall not be unreasonably withheld or delayed. Upon such acceptance and recording by the Agent, as of the

Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the same rights and obligations thereunder as it would if it were the Assignor; and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement with respect to the rights and obligations assigned to the Assignee hereunder.
     3. The Agent shall be paid a nonrefundable assignment fee by [the Assignor] [the Assignee] in the amount of $3,000 on or prior to the Effective Date. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on or prior to the Effective Date, an amount equal to $                    . The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any such Loan prior to the Effective Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
     4. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Loan Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Loan Notes for periods prior to the Effective Date directly between themselves.
     5. If any reduction in the Revolving Loans occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 2(B) of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Revolving Loan amount.
     6. The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the interest being assigned by it hereunder, (B) such interest is free and clear of any adverse claim, and (C) no Possible Default or Event of Default exists; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or the creditworthiness of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Loan Note or Revolving Loan Notes held by the Assignor and requests that the Agent exchange such Revolving Loan Note or Revolving Loan Notes for a new Revolving Loan Note or Revolving Loan Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit

Agreement, respectively, as specified on Schedule 1. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.
     7. The Assignee (i) represents and warrants that it is a commercial bank, financial institution, mutual fund or institutional “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended); (ii) confirms that it has received a copy of the Credit Agreement and each of the other Related Writings, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty; and (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement and Related Writings will not be “plan assets” under ERISA.
     8. The Assignor and the Assignee agree to indemnify and hold the Agent harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Agent in connection with or arising in any manner from this assignment.
     9. After the Effective Date, the Assignee shall have the right pursuant to Section 13.08 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any qualified entity as provided in Section 13.08 of the Credit Agreement, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement or Related Writings or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or Related Writings has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder.
     10. Each party to this Assignment Agreement agrees to pay its own fees and expenses incurred by it in connection with the negotiation, preparation and execution of this Assignment Agreement.

     11. This Assignment Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.
     12. This Assignment Agreement together with attached Schedule 1 embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
     13. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.
     14. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the Credit Agreement or the attached Schedule 1, if a different address is therein provided.
     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

(Assignor Bank)
By:
Name:
Title:

(Assignee Bank)
By:
Name:
Title:

SCHEDULE 1
to Assignment and Assumption Agreement
1.	Date of Assignment and Assumption Agreement:

2.	Amounts (as of the date of Item 1 above unless indicated otherwise):

A.	Assignor’s Commitment	$

B.	Percentage of Assignor’s Commitment assigned	%

C.	Amount of Assignor’s Commitment Assigned to Assignee (A * B)	$

D.	Amount of Assignor’s Commitment retained after Effective Date (A-C)	$

E.	Assignor’s aggregate outstanding principal amount of Revolving Loans	$

F.	Aggregate outstanding principal amount of Revolving Loans assigned to Assignee	$

G.	Assignor’s aggregate principal amount of Revolving Loans Retained after Effective Date (E-F)	$

H.	Aggregate outstanding amount of accrued interest and fees assigned	$
3.	Effective Date:

4.	Address of Assignee:

Schedule 2.03
Authorized Fiscal Officers

Name	Title

Albert B. Ratner	Vice President and Assistant Secretary

Charles B. Ratner	Chairman of the Board

Samuel H. Miller	Vice President and Treasurer

Thomas G. Smith	Vice President and Assistant Secretary

Thomas Kmiecik	Authorized Agent

SCHEDULE 3.01
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES
LETTERS OF CREDIT
AS OF MAY 31, 2007

	DATE ISSUED	L/C NUMBER	PAYEE	PURPOSE	PROJECT NAME	EXPIRES	AMOUNT

	KeyBank NA
1	07/29/02	S305048	***	***	***	07/19/08	$574,275.00
2	07/29/02	S311956	***	***	***	02/27/08	$3,000,000.00
3	02/11/04	S312552	***	***	***	02/11/08	$3,000,000.00
4	01/22/04	S308302	***	***	***	01/21/08	$2,952,915.00
5	01/22/04	S308303	***	***	***	01/21/08	$411,072.00
6	02/06/04	S308369	***	***	***	02/01/08	$3,500,000.00
7	03/12/04	S308542	***	***	***	03/11/08	$300,000.00
8	03/16/04	S308567	***	***	***	03/11/08	$500,000.00
9	07/20/04	S309295	***	***	***	07/15/08	$3,000,000.00
10	08/26/04	S309434	***	***	***	08/17/07	$7,350,000.00
11	08/29/05	S310646	***	***	***	08/26/07	$3,000,000.00
12	09/29/05	S310748	***	***	***	09/23/07	$187,726.00
13	10/27/05	S310832	***	***	***	10/27/07	$1,000,000.00
14	01/24/06	S311060	***	***	***	01/23/08	$20,000,000.00
15	05/03/06	S311325	***	***	***	04/28/08	$2,000,000.00
16	08/10/06	S311633	***	***	***	08/01/08	$4,645,689.97
17	08/15/06	S311646	***	***	***	08/15/08	$224,555.00
18	09/15/06	S311901	***	***	***	11/01/07	$1,500,000.00
19	09/21/06	S311917	***	***	***	09/21/07	$2,250,000.00
20	02/02/07	S312291	***	***	***	12/28/07	$15,803,651.16
21	03/30/07	S312407	***	***	***	01/30/08	$3,000,000.00
22	04/02/07	S312414	***	***	***	03/22/08	$2,520,398.00
23	04/02/07	S312412	***	***	***	03/22/08	$3,000,000.00
24	05/18/07	S312546	***	***	***	05/17/08	$1,300,000.00

					TOTAL		$85,020,282.13

Conditions for Release

1	*	**
2	*	**
3	*	**
4	*	**
5	*	**
6	*	**
7	*	**
8	*	**
9	*	**
10	*	**
11	*	**
12	*	**
13	*	**
14	*	**
	*	**
15	*	**
16	*	**
17	*	**
18	*	**
19	*	**
20	*	**
21	*	**
22	*	**
23	*	**
24	*	**
***  Text Omitted and Filed Separately
Confidential Treatment Requested

Schedule 7.14
None.

Schedule 9.00
Exceptions to Representations and Warranties
None.

File No. 7635-1
SCHEDULE 9.22, PART A
OUTSTANDING NON-COMPLETION GUARANTEES
AS OF APRIL 30, 2007

$1,400,000	Guaranty of FC Woodridge share of Bond issue by Village of Woodridge. This Guaranty was for $1,800,000.00 and reduced to $1,400,000.00 in June, 1998, but has a limit of $500,000.00 in any one year. It terminates 4/30/2015 unless bonds are paid sooner.

***	***

***	***

***	***

***	***

***	***
***

Certified as correct: May ___, 2007

Thomas G. Smith, Secretary

***  Text Omitted and Filed Separately
Confidential Treatment Requested

SCHEDULE 9.22
GUARANTEES OF FCRP & FCE
AS OF April 30, 2007
COMMERCIAL CLEVELAND

Construction Loan
					Est Substantial		Requisition Total		Requisition Total Costs		Amount & Other
Project Name	Borrower		Construction Lender		Completion Date		Costs		Incurred to Date		Fundings		Notes/Comments

***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**

Commercial Cleveland Total							*	**	*	**	*	**
COMMERCIAL NEW YORK

Construction Loan
					Est Substantial		Requisition Total		Requisition Total Costs		Amount & Other
Project Name	Borrower		Construction Lender		Completion Date		Costs		Incurred to Date		Fundings		Notes/Comments

***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**

Commercial New York Total							*	**	*	**	*	**
RESIDENTIAL

Construction Loan
					Est Substantial		Requisition Total		Requisition Total Costs		Amount & Other
Project Name	Borrower		Construction Lender		Completion Date		Costs		Incurred to Date		Fundings		Notes/Comments

***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**

Residential Total							*	**	*	**	*	**

Subtotal							*	**	*	**	*	**
Land

Construction Loan
					Est Substantial		Requisition Total		Requisition Total Costs		Amount & Other
Project Name	Borrower		Construction Lender		Completion Date		Costs		Incurred to Date		Fundings		Notes/Comments

***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**	*	**
***	*	**	*	**	*	**	*	**	*	**	*	**

Land Total							*	**	*	**	*	**

Grand Total							4,934,371,684		2,531,862,369		3,902,815,136
***  Text Omitted and Filed Separately
Confidential Treatment Requested

Schedule 9.23
New Indebtedness — Three Months Ended April 30, 2007

Amount
Capital Lease Agreement — Avaya	$1,335,549.79